Table of Contents

PART II — INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated January 11, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

FORM 1-A

(Amendment 9)

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Sun Kissed Industries, Inc.

f/k/a

DNA Dynamics, Inc.

2485 E Sunrise Blvd, 201A

Fort Lauderdale, FL 33304

$11,000,000

2,200,000,000 SHARES OF COMMON STOCK

$0.005 PER SHARE

This is the public offering of securities of Sun Kissed Industries, Inc., f/k/a DNA Dynamics, Inc., a Wyoming corporation. We are offering 2,200,000,000 shares of our common stock, par value $0.0001 (“Common Stock”), at an offering price of $0.005 per share (the “Offered Shares”) by the Company, for a total offering of $11 million. This Offering will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 5 of this Offering Circular.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price will be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “SKDI.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors“ beginning on page 5 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.005	$11,000,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company	$0.005	$11,000,000

(1) We are offering shares on a continuous basis. See “Distribution – Continuous Offering”.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”

(3) We are offering these securities without an underwriter.

Our Board of Directors used its business judgment in setting a value of $0.005 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is January 11, 2021.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “Sun Kissed Industries”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Sun Kissed Industries, Inc.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ’should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Sun Kissed Industries” was incorporated on July 1, 1981, under the laws of the State of Delaware as Multi-Tech Corporation (“MTC”). MTC originally authorized 1,000 shares of common stock (par value $0.01). On January 5, 1982, MTC amended its Certificate of Incorporation to increase the authorized shares of common stock of the Company to 5,000,000 shares (par value $0.01). On December 6, 1983, MTC amended its Certificate of Incorporation to increase the authorized shares of common stock of the Company to 15,000,000 shares (par value $0.01).

The Company changed its name to DNA Dynamics, Inc. (“DNAD”) on May 16, 2006. On August 4, 2008, DNAD amended its Certificate of Incorporation to increase the authorized shares of the Company to 200,000,000 shares (par value $0.0001). On December 16, 2010, DNAD amended its Certificate of Incorporation to increase the authorized shares of common stock of the Company to 950,000,000 shares (par value $0.001) and preferred shares to 20,000,000 (par value $0.001). On March 28, 2011, DNAD amended its Certificate of Incorporation to change the authorized shares of common stock of the Company to 350,000,000 shares (par value $0.001) and preferred shares to 20,000,000 (par value $0.001).

On January 17, 2018, DNAD filed a restated Certificate of Incorporation with the Delaware Secretary of State changing the Company’s authorized shares of common stock to 5,000,000,000 (par value $0.00001) and preferred shares to 12,000,000 (par value $0.00001). On April 13, 2018, DNAD changed its domicile from Delaware to Wyoming.

On April 24, 2019, a majority of the shareholders, on recommendation of the Board of Directors, voted to change its name to “Sun Kissed Industries, Inc.” The shareholders also granted the Board of Directors authority to implement a reverse stock split of the Common Stock of the Company at a ratio of 8000:1.

On October 5, 2020, there occurred a change in control of the Company, whereby Mr. Joseph Ladin, the sole shareholder of SFL Maven, Inc. (“SFLM”) entered into Acquisition Agreement with the Company whereby the Company acquired Joseph Ladin’s 100 shares of SFLM in exchange for 300,000,000 shares of the Company’s common stock. SFLM became a wholly owned subsidiary of the Company and Joseph Ladin became the Chief Executive Officer, President and sole Director of the Company. Mr. Ladin also received 10,000,000 shares of the Company’s Series A Preferred Shares representing voting control of our company from Carl Grant our former sole officer and director. In conjunction with the change-in-control transaction, Mr. Grant resigned as CEO and Director of our company. Mr. Ladin, an experienced luxury retail businessman, now serves as our sole director and officer.

Following the change-in-control transaction, our Board of Directors decided to sell its wholly owned subsidiaries Numuni, Inc. and Product Supply, Inc.

Sun Kissed Industries, Inc. offices are located at 2485 E Sunrise Blvd, 201A, Fort Lauderdale, FL 33304. Our telephone number is 954-655-9794 and our email address is info@sunkissedindustries.com

SFL Maven, Inc. (“SFLM”), the Company’s wholly owned subsidiary, is one the world’s largest online marketplaces for authenticated, luxury goods. Through our wholly-owned subsidiary, SFLM, we host auctions using eBay’s auction technology (“eBay Auctions”).   The Company is revolutionizing luxury resale by providing an end-to-end service that unlocks supply from luxury good sellers and creates a trusted, curated online marketplace for buyers globally. Over the past seventeen years, the Company has cultivated a loyal and engaged seller and buyer base through continuous investment in our logistics infrastructure and relationship development. We aggregate and curate unique, pre-owned luxury supply across multiple categories, including women’s, men’s and children’s jewelry and watches. We have built a vibrant online marketplace that is hosted on eBay. We believe our platform expands the overall luxury market, promotes the recirculation of luxury goods and contributes to a more sustainable world.

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Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol SKDI.

Joseph Ladin, the Company’s Chief Executive Officer and member of the Company’s Board of Directors, is the owner of all of the outstanding shares of the Company’s Series A Preferred Stock. Series A Preferred shareholders have voting rights equal to eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Mr. Ladin possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Mr. Ladin’s ownership and control of Series A Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. Mr. Ladin’s ownership and control of Series A Preferred Stock gives him the control of 80% of the Company’s voting shares regardless of the number of shares sold pursuant to this Offering. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

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THE OFFERING

______

Issuer:	Sun Kissed Industries, Inc.

Securities offered:	A maximum of 2,200,000,000 shares of our common stock, par value $0.0001 (“Common Stock”) at an offering price of $0.005 per share (the “Offered Shares”). (See “Distribution.”), for a total offering of $11 million.

Number of shares of Common Stock outstanding before the offering	1,080,525,173 issued and outstanding as of November 20, 2020

Number of shares of Common Stock to be outstanding after the offering	2,280,525,173 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.005

Maximum offering amount:	2,200,000,000 shares at $0.005 per share, or $11,000,000 (See “Distribution.”)

Trading Market:	Our Common Stock is trading on the OTC Markets Pink Open Market Sheets division under the symbol “SKDI”.

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $10,900,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

Investment Analysis

There is no assurance Sun Kissed Industries, Inc. will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed in the by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

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RISK FACTORS

____________

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risk Relating to Our Business

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time.  Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets.  Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity.  There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely.  Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020. During the timeframe in which in-person meetings were suspended, Company management reallocated resources to on-line client and business development.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the state of Florida. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the state of Florida to be allowed to return to full operations and capacities.

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We may suffer sluggish or negative sales growth as a result of the COVID-19 pandemic.

Inasmuch as a majority of the global demand for luxury retail goods is from China, it is possible that the Company’s business will encounter difficulty in attracting buyers for its luxury retail goods. Should such be the case, our operating results would be negatively affected.

If we fail to generate a sufficient amount of new and recurring supply of pre-owned luxury goods by attracting and retaining sellers and consignors, our business would be harmed.

Our success depends on our ability to cost-effectively attract, retain and grow relationships with sellers and consignors of luxury goods (“Sale Sources”), and in turn, our supply of luxury goods sold through our online marketplace. To expand our Sale Sources base, we must appeal to and engage individuals new to sales of luxury goods and consignment, or who have sold or consigned goods through traditional brick-and-mortar shops but are unfamiliar with our business. We find new Sale Sources by converting buyers utilizing our online marketplace, referral programs, organic word-of-mouth and other methods of discovery, such as mentions in the press and Internet search engine results.

Our ability to drive growth also depends on our success in continuing to generate a high volume of items from new and existing sellers and consignors. To accomplish this, we rely on our sales professionals to drive our supply of luxury goods by identifying, developing and maintaining relationships with our Sale Sources. Our sales professionals source high-quality, coveted luxury goods from Sale Sources through a variety of methods. The process of identifying and hiring sales professionals with the combination of skills and attributes required in these roles can be difficult and can require significant time. In addition, competition for qualified employees and personnel in the retail industry is intense and turnover amongst our sales professionals within a few years is not uncommon. Any shortage in sales professionals or delay in identifying and hiring quality sales professionals could have a negative impact on the business. If we are not successful in attracting and retaining effective sales professionals, the quantity and quality of the luxury goods sold through our online marketplace may be negatively impacted, which would have a material adverse effect on our business and operating results.

We may not be able to attract, train and retain specialized personnel and skilled employees to effectively manage the merchandising operations required to authenticate, process and sell luxury goods that enable us to effectively scale our operations.

We lease facilities to store and accommodate the logistics infrastructure required to merchandise and ship the pre-owned luxury goods we sell through our online marketplace. To grow our business, we must continue to improve and expand our merchandising and fulfillment operations, information systems and skilled personnel in the jurisdictions in which we operate so that we have the skilled talent necessary to effectively operate our business. The operation of our business is complex and requires the coordination of multiple functions that are highly dependent on numerous employees and personnel. Each luxury item that we offer through our online marketplace is unique and requires multiple touch points, including inspection, evaluation, authentication, photography, pricing, copywriting, application of a unique single-SKU and fulfillment. We have rapidly increased our operations employee headcount to support the growth of our business. The market for these employees is increasingly competitive and is highly dependent on geographic location. Some of our employees have specific knowledge and skills that would make it more difficult to hire replacement personnel capable of effectively performing the same tasks without substantial training. We also provide specific training to our employees in each of our business functions in order to provide our sellers and buyers with a consistent luxury experience. If we fail to effectively locate, hire, train and retain such personnel, our operations would be negatively impacted, which would have an adverse effect on our business, financial condition and operating results.

We may not be able to sustain our revenue growth rate or effectively manage growth.

Our recent revenue growth should not be considered indicative of our future performance. As we grow our business, we expect our future revenue growth rates may slow due to a number of factors, including the maturation of our business, increased market adoption against which future growth will be measured, increasing competition or our failure to capitalize on growth opportunities. Additionally, consignors may opt to consign less with us to the extent we take steps, such as increasing our commission rates, that make our online marketplace appear less attractive to them. Alternatively, the emergence of direct competitors may force us to decrease our take rates to remain competitive to attract consignors, which will have a negative impact on our financial performance.

We have experienced, and expect to continue to experience, rapid growth, which has placed, and will continue to place, significant demands on our management and our operational and financial infrastructure. Continued growth could also strain our ability to maintain reliable service levels for our consignors and buyers, develop and improve our operational, financial and management controls, enhance our reporting systems and procedures and recruit, train and retain highly skilled personnel. To support anticipated growth, we are committing substantial financial, operational and technical resources. Failure to effectively manage the growth of our business and operations would negatively affect our reputation and brand, business, financial condition and operating results.

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National retailers and brands set their own retail prices and promotional discounts on new luxury goods, which could adversely affect our value proposition to consumers.

National retailers and brands set pricing for new luxury goods. Promotional pricing by these parties may adversely affect the value of products sold by us and our inventory and operating results. In order to attract buyers to our online marketplace, the prices for the pre-owned luxury goods sold through our online marketplace may need to be lowered in order to compete with these pricing strategies, which could negatively affect gross merchandise value (“GMV”) and in turn, our revenue. We have experienced a reduction in our GMV in the past due to fluctuations in the price of new luxury goods sold by retailers and brands, and we anticipate similar reductions and fluctuations in the future. However, the timing and magnitude of such discounting can be difficult to predict. Any of the foregoing risks could adversely affect our business, financial condition and operating results.

We rely on consumer discretionary spending and may be adversely affected by economic downturns and other macroeconomic conditions or trends.

Our business and operating results are subject to global economic conditions and their impact on consumer discretionary spending, particularly in the luxury goods market. Some of the factors that may negatively influence consumer spending on luxury goods include high levels of unemployment, higher consumer debt levels, reductions in net worth, and declines in asset values and related market uncertainty, home foreclosures and reductions in home values, fluctuating interest rates and credit availability, fluctuating fuel and other energy costs, fluctuating commodity prices and general uncertainty regarding the overall future political and economic environment. Economic conditions in certain regions may also be affected by natural disasters, such as earthquakes, hurricanes, wildfires, and threats to public health, such as the recent outbreak of the novel coronavirus (COVID-19). Consumer purchases of new luxury goods have declined during periods of economic uncertainty, when disposable income is reduced or when there is a reduction in consumer confidence. Such economic uncertainty and decrease in the rate of luxury purchases in the primary market may slow the rate at which individuals choose to sell their goods with us which could result in a decrease of items available in our online marketplace.

As an online marketplace for pre-owned luxury goods, our success depends on the accuracy of our authentication process. Failure by us to identify counterfeit goods could adversely affect our reputation, subject us to adverse publicity, and expose us to liability for the sale of counterfeit goods.

Our success depends on our ability to accurately and cost-effectively determine whether an item offered for sale is an authentic product, a genuine gemstone or piece of jewelry or work of art. From time to time, we receive counterfeit goods for sale or consignment. While we continue to invest and innovate in our authentication processes, and we reject any goods we believe to be counterfeit, we cannot be certain that we will identify every counterfeit item that is presented to us. As the sophistication of counterfeiters increases, it may be increasingly difficult to identify counterfeit products. We refund the cost of a product to a buyer if the buyer questions its authenticity and returns the item. The sale of any counterfeit goods may damage our reputation as a trusted online marketplace for authenticated, pre-owned luxury goods which may impact our ability to attract and maintain Sale Sources and buyers. Additionally, we have been and may in the future be subject to public allegations that our authentication processes are inadequate. Such controversy could negatively impact our reputation and brand and harm our business and operating results. Any material failure or perceived failure in our authentication operations could cause buyers and Sale sources to lose confidence in our platform and adversely affect our revenue.

We may not succeed in promoting and sustaining our brand, which could have an adverse effect on our business and future growth.

We believe that maintaining SFL Maven brand is critical to driving Sale Sources and buyer engagement. An important goal of our brand promotion strategy is establishing trust with our Sale Sources and buyers. Maintaining our brand will depend largely on our ability to continue providing our Sale Sources with service that is consistent with the level of luxury associated with the goods they are selling and delivering value for the goods they provide, all in a timely and consistent manner. Our success depends in part on the quality of our sales professionals who represent our brand to new and existing Sale Sources. Sales professionals cultivate relationships with our Sale Sources base. While we require that all sales professionals undergo a background check, this may not prevent illegal, improper or otherwise inappropriate actions by such employees, such as theft or physical assault, from occurring in connection with our services. Any negative publicity related to the foregoing could adversely affect our reputation and brand or public perception of our model of luxury consignment, which could negatively affect demand for our services and harm our business, financial condition and operating results.

7

Our continued growth depends on attracting new and retaining repeat buyers.

To expand our buyer base, we must appeal to and attract buyers who do not typically purchase luxury goods, who have historically purchased only new luxury goods or who used other means to purchase pre-owned luxury goods, such as traditional brick-and-mortar consignment shops, auction houses and the websites of other secondary marketplaces. We reach new buyers through our online marketplace at eBay Auctions, referral programs, organic word of mouth and other methods of discovery, such as converting Sale Sources to buyers. We expect to continue investing heavily in these and other marketing channels in the future and cannot be certain that these efforts will yield more buyers or be cost-effective. Moreover, new buyers may not purchase through our online marketplace as frequently or spend as much with us as historically has been the case with existing buyers. As a result, the revenue generated from new buyer transactions may not be as high as the revenue generated from transactions with our existing buyers. Failure to attract new buyers and to maintain relationships with existing buyers would adversely affect our operating results and our ability to attract and retain consignors.

We may be in the future, party to lawsuits and other claims that are expensive and time consuming, could lead to adverse publicity, and, if resolved adversely, could have a significant impact on our business, financial condition or operating results.

We rely on the fair use doctrine when we routinely refer to third-party intellectual property, such as trademarks, on our platform. Third parties may dispute the scope of that doctrine and challenge our ability to reference their intellectual property in the course of our business. For instance, from time to time, we are contacted by companies controlling brands of goods Sale Sources sell, demanding that we cease referencing those brands in connection with such sales, whether in advertising or on our website. We have consistently responded by reference to the holding in Tiffany (NY), Inc. v. eBay that factual use of a brand to describe and sell a used good is not false advertising. These matters have generally been resolved with no further communications. An unfavorable outcome in this type or similar litigation could adversely affect our business and could lead to other similar lawsuits.

We are also at risk of claims by others that we have infringed their copyrights, trademarks or patents or improperly used or disclosed their trade secrets. In particular, third parties may allege that goods sold by us are counterfeit or that by offering goods of a particular brand we are suggesting that we are sponsored by or affiliated with that brand. The costs of resolving any litigation or disputes related to these claims can be considerable, and we cannot assure you that we will achieve a favorable outcome of any such claim.

In addition, we have in the past and could face in the future a variety of employee claims against us, including but not limited to general discrimination, privacy, wage and hour, labor and employment, ERISA and disability claims. Any claims could also result in litigation against us or regulatory proceedings being brought against us by various federal and state agencies that regulate our business, including the U.S. Equal Employment Opportunity Commission. Often these cases raise complex factual and legal issues and create risks and uncertainties.

Defending litigation is costly and can impose a significant burden on management and employees, and there can be no assurances that favorable final outcomes will be obtained. The results of any such litigation, investigations and other legal proceedings are inherently unpredictable and expensive. Although we have insurance, it provides for a substantial retention of liability and is subject to limitations. As a result, it may not cover a significant portion, or any, of the expenses we may incur or be subject to in connection with shareholder class action or other litigation to which we are party. In addition, plaintiffs may seek, and we may become subject to, preliminary or provisional rulings in the course of any such litigation, including potential preliminary injunctions requiring us to cease some or all of our operations. We may decide to settle such lawsuits and disputes on terms that are unfavorable to us. Similarly, if any litigation to which we are a party is resolved adversely, we may be subject to an unfavorable judgment that may not be reversed upon appeal. The terms of such a settlement or judgment may require us to cease some or all of our operations or pay substantial amounts to the other party. In addition, we may have to seek a license to continue practices found to be in violation of a third-party’s rights, which may not be available on reasonable terms or at all, and may significantly increase our operating costs and expenses. As a result, we may also be required to develop alternative practices or discontinue the practices. The development of alternative practices could require significant effort and expense or may not be feasible. Our business, financial condition or operating results could be adversely affected as a result of an unfavorable resolution of the disputes and litigation referred to above.

8

If we are unable to successfully leverage technology to automate and drive efficiencies in our operations, our business could be adversely affected.

We are building automation, machine learning and other capabilities to drive efficiencies in our merchandising and fulfillment operations. As we continue to add capacity, capabilities and automation, our operations will become increasingly complex and challenging. While we expect these technologies to improve productivity in many of our merchandising operations, including pricing, copywriting, authentication, photography and photo retouching, any flaws or failures of such technologies could cause interruptions in and delays to our operations which may harm our business. We are increasing our investment in technology to support these efforts but they may not be effective in driving productivity, maintaining or improving the experience for buyers and consignors or providing a positive return on investment. We have created our own purpose-built technology to operate our business, but we also rely on technology from third parties. If these technologies do not perform in accordance with our expectations, third parties change the terms and conditions that govern their relationships with us, or if competition increases for the technology and services provided by third parties, our business may be harmed. In addition, if we are unable to add automation to our operations, we may be unable to reduce the costs of processing consignments and fulfilling orders, which could cause delays in buyers receiving their purchases. Any of these outcomes could harm our reputation and our relationships with our consignors and buyers.

Our advertising activity may fail to efficiently drive growth in consignors and buyers.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our advertising, promotion, public relations and marketing programs and we are investing heavily in these activities. These brand promotion activities may not yield increased revenue and the efficacy of these activities will depend on a number of factors, including our ability to do the following:

•	determine the effective creative message and media mix for advertising, marketing and promotional expenditures;

•	select the right markets, media and specific media vehicles in which to advertise;

•	identify the most effective and efficient level of spending in each market, media and specific media vehicle; and

•	effectively manage marketing costs, including creative and media expenses, to maintain acceptable consignor and buyer acquisition costs.

We closely monitor the effectiveness of our advertising campaigns and changes in the advertising market, and adjust or re-allocate our advertising spend across channels, customer segments and geographic markets in real-time to optimize the effectiveness of these activities. We expect to increase advertising spend in future periods to continue driving our growth. Increases in the pricing of one or more of our marketing and advertising channels could increase our marketing and advertising expenses or cause us to choose less expensive but possibly less effective marketing and advertising channels. If we implement new marketing and advertising strategies, we may incur significantly higher costs than our current channels, which, in turn, could adversely affect our operating results.

Implementing new marketing and advertising strategies also could increase the risk of devoting significant capital and other resources to endeavors that do not prove to be cost effective. We also may incur marketing and advertising expenses significantly in advance of the time we anticipate recognizing revenue associated with such expenses and our marketing and advertising expenditures may not generate sufficient levels of brand awareness or result in increased revenue. Even if our marketing and advertising expenses result in increased sales, the increase might not offset our related expenditures. If we are unable to maintain our marketing and advertising channels on cost-effective terms or replace or supplement existing marketing and advertising channels with similarly or more effective channels, our marketing and advertising expenses could increase substantially, our consignor and buyer base could be adversely affected, and our business, operating results, financial condition and brand could suffer.

9

We have experienced seasonal and quarterly variations in our revenue and operating results and, as a result, our quarterly results may fluctuate and could be below expectations.

Our business is seasonal and historically we have realized a disproportionate amount of our revenue and earnings for the year in the fourth quarter as a result of the holiday season and seasonal promotions. We expect this to continue in the future. In anticipation of increased activity during the fourth quarter, we incur significant additional expenses, including additional marketing and staffing in our sales and customer support operations. In addition, we may experience an increase in our shipping costs due to complimentary upgrades, split-shipments and additional long-zone shipments necessary to ensure timely delivery for the holiday season. At peak periods, there could also be further delays in processing consigned goods or fulfilling buyer orders, which could lead to lower Sale Source and/or buyer satisfaction. As a result of increased expenses or delays in shipping, if we experience lower than expected revenue during any fourth quarter, it may have a disproportionately large impact on our operating results and financial condition for that year. Any factors that harm our fourth quarter operating results, including disruptions in our Sale Sources’ willingness to sell or unfavorable economic conditions, or adverse weather could have a disproportionate effect on our operating results for our entire fiscal year. In the future, our seasonal sales patterns may become more pronounced, may strain our personnel and may cause a shortfall in revenue related to expenses in a given period, which could substantially harm our business, operating results and financial condition.

Failure to comply with applicable laws or regulations, including those relating to the sale of secondhand goods, may subject us to fines, penalties, loss of licensure, registration, facility closures and approval or other governmental enforcement action.

The sale of luxury goods through eBay’s online marketplace is subject to regulation, including by regulatory bodies such as the U.S. Consumer Product Safety Commission, the Federal Trade Commission, the U.S. Fish and Wildlife Service and other international, federal, state and local governments and regulatory authorities. These laws and regulations are complex, vary from state to state and change often. We monitor these laws and regulations and adjust our business practices as warranted to comply. We receive luxury goods from numerous Sale Sources located in all 50 U.S. states and Puerto Rico, and the goods we receive from our Sale Sources may be subject to regulation. Our standard terms and conditions require Sale Sources to comply with applicable laws when transferring their goods. Failure of our Sale Sources to comply with applicable laws, regulations and contractual requirements could lead to litigation or other claims against us, resulting in increased legal expenses and costs. Moreover, failure by us to effectively monitor the application of these laws and regulations to our business, and to comply with such laws and regulations, may negatively affect our brand and subject us to penalties and fines.

Numerous U.S. states and municipalities, including the States of California, New York and Florida, have regulations regarding the handling and sale of secondhand goods, and licensing requirements for secondhand dealers. Such government regulations could require us to change the way we conduct business, or our buyers to conduct their purchases in ways that increase costs or reduce revenues, such as prohibiting or otherwise restricting the sale or shipment of certain items in some locations. We could also be subject to business interruption, fines or other penalties which in the aggregate could harm our business.  To the extent we fail to comply with requirements for secondhand dealers, we may experience unanticipated permanent or temporary shutdowns of our facilities which may negatively affect our ability to increase the supply of our goods, result in negative publicity and subject us to penalties and fines.

Additionally, the luxury goods our Sale Sources sell could be subject to recalls and other remedial actions and product safety, labeling and licensing concerns may require us to voluntarily remove selected goods from our online marketplace. Such recalls or voluntary removal of goods can result in, among other things, lost sales, diverted resources, potential harm to our reputation and increased customer service costs and legal expenses, which could have a material adverse effect on our operating results.

Some of the luxury goods sold through our online marketplace on behalf of our consignors may expose us to product liability claims and litigation or regulatory action relating to personal injury, environmental or property damage. We cannot be certain that our insurance coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms or at all. In addition, while all of our vendor agreements contain a standard indemnification provision, certain vendors may not have sufficient resources or insurance to satisfy their indemnity and defense obligations which may harm our business.

10

Shipping is a critical part of our business and any changes in our shipping arrangements or any interruptions in shipping could adversely affect our operating results.

We currently rely on major vendors for our shipping. If we are not able to negotiate acceptable pricing and other terms with these vendors or they experience performance problems or other difficulties, it could negatively impact our operating results and our Sale Sources’ and buyers’ experience. In addition, our ability to receive inbound shipments efficiently and ship luxury goods to buyers may be negatively affected by inclement weather, fire, flood, power loss, earthquakes, labor disputes, acts of war or terrorism and similar factors. Because of the seasonality of our business, we tend to ship more goods in the fourth quarter than any other quarter. Disruption to delivery services due to winter weather in the fourth quarter could result in delays that could adversely affect our reputation or operational results. If our goods are not delivered in a timely fashion or are damaged or lost during the delivery process, our Sale Sources or buyers could become dissatisfied and cease using our services, which would adversely affect our business and operating results.

We may incur significant losses from fraud.

We have in the past incurred and may in the future incur losses from various types of fraudulent transactions, including the use of stolen credit card numbers, claims that a sale of a good was not authorized and that a buyer did not authorize a purchase. In addition to the direct costs of such losses, if the fraud is related to credit card transactions and becomes excessive, it could result in us paying higher fees or losing the right to accept credit cards for payment. Under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. Our failure to adequately prevent fraudulent transactions could damage our reputation, result in litigation or regulatory action or lead to expenses that could substantially impact our operating results.

We could be required to pay or collect sales taxes in jurisdictions in which we do not currently do so, with respect to past or future sales. This could adversely affect our business and operating results.

An increasing number of states have considered or adopted laws that impose tax collection obligations on out-of-state sellers of goods. Additionally, the Supreme Court of the United States recently ruled in South Dakota v. Wayfair, Inc. et al (“Wayfair”), that online sellers can be required to collect sales tax despite not having a physical presence in the state of the customer. In response to Wayfair, or otherwise, states or local governments and taxing authorities may adopt, or begin to enforce, laws requiring us to calculate, collect and remit taxes on sales in their jurisdictions. While we collect and remit sales taxes in every state that requires sales taxes to be collected, including states where we do not have a physical presence, the adoption of new laws by, or a successful assertion by the taxing authorities of, one or more state or local governments requiring us to collect taxes where we presently do not do so, or to collect more taxes in a jurisdiction in which we currently do collect some taxes, could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest. The imposition by state governments and taxing authorities of sales tax collection obligations on out-of-state ecommerce businesses could also create additional administrative burdens for us, put us at a competitive disadvantage if they do not impose similar obligations on our competitors and decrease our future sales, which could have a materially adverse impact on our business and operating results.

Application of existing tax laws, rules or regulations are subject to interpretation by taxing authorities.

The application of the income and tax laws is subject to interpretation. Although we believe our tax methodologies are compliant, a taxing authority’s final determination in the event of a tax audit could materially differ from our past or current methods for determining and complying with our tax obligations, including the calculation of our tax provisions and accruals, in which case we may be subject to additional tax liabilities, possibly including interest and penalties. Furthermore, taxing authorities have become more aggressive in their interpretation and enforcement of such laws, rules and regulations over time, as governments are increasingly focused on ways to increase revenues. This has contributed to an increase in audit activity and stricter enforcement by taxing authorities. As such, additional taxes or other assessments may be in excess of our current tax reserves or may require us to modify our business practices to reduce our exposure to additional taxes going forward, any of which may have a material adverse effect on our business, results of operations, financial condition and prospects.

11

Amendments to existing tax laws, rules or regulations or enactment of new unfavorable tax laws, rules or regulations could have an adverse effect on our business and operating results.

Many of the underlying laws, rules and regulations imposing taxes and other obligations were established before the growth of the Internet and ecommerce. U.S. federal, state and local taxing authorities are currently reviewing the appropriate treatment of companies engaged in Internet commerce and considering changes to existing tax or other laws that could levy sales, income, consumption, use or other taxes relating to our activities, and/or impose obligations on us to collect such taxes. If such tax or other laws, rules or regulations are amended, or if new unfavorable laws, rules or regulations are enacted, the results could increase our tax payments or other obligations, prospectively or retrospectively, subject us to interest and penalties, decrease the demand for our services if we pass on such costs to our buyers or consignors, result in increased costs to update or expand our technical or administrative infrastructure or effectively limit the scope of our business activities if we decided not to conduct business in particular jurisdictions. As a result, these changes may have a material adverse effect on our business, results of operations, financial condition and prospects.

Recently enacted legislation commonly referred to as the Tax Cuts and Jobs Act of 2017 made a number of significant changes to the current U.S. federal income tax rules, including reducing the generally applicable corporate tax rate from 35% to 21%, imposing additional limitations on the deductibility of interest, placing limits on the utilization of net operating losses and making substantial changes to the international tax rules. Many of the provisions of the Tax Cuts and Jobs Act still require guidance through the issuance and/or finalization of regulations by the U.S. Department of the Treasury in order to fully assess their effect, and there may be substantial delays before such regulations are promulgated and/or finalized, increasing the uncertainty as to the ultimate effect of the Tax Cuts and Jobs Act on us and our stockholders. There also may be technical corrections legislation or other legislative changes proposed with respect to the Tax Cuts and Jobs Act, the effect of which cannot be predicted and may be adverse to us or our stockholders.

We do not have a successful operating history; we do not have any operating history with respect to our recently acquired luxury retail business.

While in 2019, SFL Maven LLC (“SFL Maven”) derived approximately $10.823 million in sales, we are without a profitable history of operations in the luxury retail business, which makes an investment in our common stock speculative in nature. Because of this lack of a profitable operating history, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our business. Our performance and business prospects will suffer, in particular, if we are unable to:

•	obtain access to inventory on acceptable terms;
•	achieve market acceptance of the our business;
•	establish long-term customer relationships.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Although we maintain crisis management and disaster response plans, such events could make it difficult or impossible for us to deliver our services to our customers and could decrease demand for our services. In the spring of 2020, large segments of the U.S. and global economies were impacted by COVID-19, a significant portion of the U.S. population are subject to “stay at home” or similar requirements. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on our customers and our sales cycles, impact on our customer, employee or industry events, and effect on our vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact our financial condition or results of operations is uncertain. To date, the COVID-19 outbreak, has significantly impacted global markets, U.S. employment numbers, as well as the business prospects of many small businesses (our potential clients). To the extent COVID-19 continues to wreak havoc on the markets and limits investment capital or personally impacts any of our key employees, it may have significant impact on our results and operations.

12

We may not be able to successfully compete against companies with substantially greater resources.

The luxury retail industry in which we operate in general is subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in our luxury retail business, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

Our business plan is not based on independent market studies.

We have not commissioned any independent market studies with respect to the industry in which our business operates. Rather, our plans for implementing our luxury retail business and achieving profitability are based on the experience, judgment and assumptions of our sole executive officer. If these assumptions prove to be incorrect, we may not be successful in establishing our business.

Our Board of Directors may change our policies without shareholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Our business may not achieve wide market acceptance.

Without significant funds with which to market our luxury retail goods, our business may not succeed in attracting sufficient customer interest and follow-on sales to generate a profit. There is no assurance that, even with adequate funds with which to market our luxury retail goods, our business will ever earn a profit from its operations.

We will remain in an illiquid financial position and face a cash shortage, unless and until we obtain needed capital.

Currently, we are in an illiquid financial position and will remain in such a position, unless our business generates significant operating revenues, and/or we obtain needed capital through this offering, of which there is no assurance. There is no assurance that we will ever achieve adequate liquidity.

We may not compete successfully with other businesses in the luxury retail goods industry.

Our business competes, directly or indirectly, with local, national and international purveyors of luxury retail goods. Our business may not be successful in competing against its competitors, many of whom have longer operating histories, significantly greater financial stability and better access to capital markets and credit than we do. We also expect to face numerous new competitors offering goods and related services comparable to those offered by our business. There is no assurance that we will be able to compete successfully against our competition.

13

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D.

So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company's common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements.

Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange's requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange's requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

14

Our holding company structure makes us dependent on our current subsidiary, and future subsidiaries, for our cash flow and subordinates the rights of our shareholders to the rights of creditors of our current subsidiary, and future subsidiaries, in the event of an insolvency or liquidation of any such subsidiary.

Our company, Sun Kissed Industries, Inc., will act as a holding company and, accordingly, substantially all of our operations will be conducted through subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Technological change and competition may render our potential products obsolete.

The luxury retail industry continues to undergo rapid change, competition is intense, and we expect it to continually increase. Competitors may succeed in developing technologies and products that are more effective or affordable than any that we are developing or that would render our technology and products obsolete or noncompetitive. Many of our competitors have substantially greater experience, financial and technical resources and production and development capabilities than we do. Accordingly, some of our competitors may succeed in obtaining regulatory approval for products more rapidly or effectively than we can for technologies and products that are more effective and/or affordable than any that we are developing.

Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the outstanding convertible notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The price of our common stock may continue to be volatile.

The trading price of our common stock has been and is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the our business; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developmental related companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities. This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

15

There are doubts about our ability to continue as a going concern.

The Company is a development stage enterprise and has not commenced planned principal operations. The Company has incurred losses of $538,798.00 for the year ended December 31, 2019. This factor raises substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

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Risks Relating to Our Financial Condition

Our financials are not independently audited, which could result in errors and/or omissions in our financial statements if proper standards are not applied.

Although the Company is confident with its accountant, Whitley Penn, LP, we are not required to have our financials audited by a certified Public Company Accounting Oversight Board (“PCAOB”). As such, our accountant does not have a third party reviewing the accounting. Our accountant may also not be up to date with all publications and releases put out by the PCAOB regarding accounting standards and treatments. This could mean that our unaudited financials may not properly reflect up to date standards and treatments resulting misstated financials statements.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s consolidated financial results and on your investment.

The Company has inadequate documentation for its financial statements from prior years and may have undiscovered liabilities and other items

Financial statements from prior years are not supported by adequate documentation. For example, with regard to our liabilities from earlier years, we are unable to document the amount of these liabilities, to whom they are owed, and the terms of these liabilities. As a result of such deficiencies, the Company may be faced with as yet undiscovered liabilities and other items that might impact the Company's financial statements. Additionally, the Company may be unable to produce audited financial statements.

Our management has a limited experience operating a company and is subject to the risks commonly encountered by early-stage companies.

Although management of Sun Kissed Industries, Inc. has experience in operating small companies, current management has not had to manage expansion of a company. Many investors may treat us as an early-stage company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business could be significantly harmed.

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We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have limited operations in our business and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in the luxury retail industry, which is a rapidly transforming industry. There is no guarantee that our products or services will remain attractive to potential and current users as this industry undergo rapid change, or that potential customers will utilize our services.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our current growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Joseph Ladin. We have an Employment Agreement in place with Mr. Ladin. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;

•	Maintain a system of management controls; and

•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

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We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of luxury retail. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established luxury retail companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in the luxury retail markets.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

Risks Relating to our Common Stock and Offering

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

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The market price for the common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our products; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

 Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in competition or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our Chief Executive Officer, through his ownership of the Company’s Series A Preferred Stock, can effectively control the Company

Joseph Ladin, the Company’s Chief Executive Officer, and member of the Company’s Board of Directors, is the owner of all of the outstanding shares of the Company’s Series A Preferred Stock. Series A Preferred shareholders have voting rights equal to eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Mr. Ladin possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Mr. Ladin’s ownership and control of Series A Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

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We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of a fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

We have established preferred stock, which our Board of Directors can designate and issue without stockholder approval.

The Company has 12,000,000 shares of Preferred Stock authorized. Shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Because the Board of directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s stockholders, stockholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. As a result of this, the Company’s stockholders may have less control over the designations and preferences of the preferred stock and as a result the operations of the Company.

Stockholders who hold unregistered “restricted securities” will be subject to resale restrictions pursuant to Rule 144, due to the fact that we are deemed to be a former “shell company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. While we do not believe that we are currently a “shell company”, we were previously a “shell company” and as such are deemed to be a former “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 may not be able to be made until we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act"), and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” Because we are deemed to be a former “shell company”, none of our non-registered “restricted securities” will be eligible to be sold pursuant to Rule 144, until at least a year after the date that our Registration Statement is filed with the Commission, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to obtain funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

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We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

We may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in company such as ours and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

Because directors and officers currently and for the foreseeable future will continue to control Sun Kissed Industries, Inc., it is not likely that you will be able to elect directors or have any say in the policies of Sun Kissed Industries, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. The directors, officers and affiliates of Sun Kissed Industries, Inc. beneficially own a majority of our outstanding common stock voting rights. Due to such significant ownership position held by our insiders, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

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Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

______

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $100,000) will be $10,900,000. We will use these net proceeds for the following.

If 25% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Professional Expenses $35,000
				Brand, Technology and Image Protection $37,500
				Public Company Expenses $80,000
				Travel and Accommodations $75,000
				Business, Admin, Insurance & Operation $87,500
				Warehouse, Security & Office Leasing $140,000
				Payroll and Consulting Expenses $220,000
				Corporate Marketing and Advertising $225,000
				Inventory $1,475,000
				Debt Repayment $200,000
				Working capital $175,000
25.00%	$2,750,000.00	$100,000.00	$2,650,000.00

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Professional Expenses $70,000
				Brand, Technology and Image Protection $75,000
				Public Company Expenses $140,000
				Travel and Accommodations $117,500
				Business, Admin, Insurance & Operation $87,500
				Warehouse, Security & Office Leasing $140,000
				Payroll and Consulting Expenses $340,000
				Corporate Marketing and Advertising $350,000
				Inventory $2,000,000
				Debt Repayment $500,000
				Working capital $375,000
50.00%	$5,500,000.00	$100,000.00	$5,400,000.00

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If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Professional Expenses $105,000
				Brand, Technology and Image Protection $112,500
				Public Company Expenses $210,000
				Travel and Accommodations $225,000
				Business, Admin, Insurance & Operation $262,500
				Warehouse, Security & Office Leasing $412,500
				Payroll and Consulting Expenses $660,000
				Corporate Marketing and Advertising $675,000
				Inventory $4,125,000
				Debt Repayment $750,000
				Working capital $712,500
75.00%	$8,250,000.00	$100,000.00	$8,150,000.00

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Professional Expenses $140,000
				Brand, Technology and Image Protection $150,000
				Public Company Expenses $280,000
				Travel and Accommodations $300,000
				Business, Admin, Insurance & Operation $350,000
				Warehouse, Security & Office Leasing $550,000
				Payroll and Consulting Expenses $880,000
				Corporate Marketing and Advertising $900,000
				Inventory $5,500,000
				Debt Repayment $1,000,000
				Working capital $950,000
100.00%	$11,000,000.00	$100,000.00	$10,900,000.00

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The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

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DILUTION

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If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of September 30, 2020 was ($1,261,008) or ($0.0012) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $100,000):

	25%	50.0%	75%	100%
Net Value	$1,463,992	$4,213,992	$6,963,992	$9,713,992
# Total Shares	1,618,025,173	2,168,025,173	2,718,025,173	3,268,025,173
Net Book Value Per Share	$0.0009	$0.0019	$0.0026	$0.0030
Increase in NBV/Share	$0.0021	$0.0031	$0.0037	$0.0042
Dilution to new shareholders	$0.0041	$0.0031	$0.0024	$0.0020
Percentage Dilution to New	81.90%	61.13%	48.7%	40.55%

(1)	Based on net tangible book value as of September 30, 2020 of ($1,261,008 and 1,068,025,173 outstanding shares of Common stock as of September 30, 2020.

(2)	After deducting estimated offering expenses of $100,000.

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DISTRIBUTION

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This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Reliance on Rule 3a4-1 under the Securities Exchange Act of 1934

Our officers are relying upon SEC Rule 3a4-1 under the Securities Exchange Act of 1934. The officers of the Company will not be deemed to be brokers solely by reason of their participation in the sale of the securities. The officers are not subject to a statutory disqualification; and they will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and are not at the time of their participation an associated person of a broker or dealer. They will perform substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities. They were not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months. They will not participate in selling an offering of securities for any issuer more than once every 12 months. They will restrict their participation to any one or more of the following activities: (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, that the content of such responses are limited to information contained in an Offering Statement filed  under the Securities Act of 1933 or other offering document; or (c) performing ministerial and clerical work involved in effecting any transaction.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by our Board of Directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

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Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate on twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the escrow account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company's satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

______

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Management’s Discussion and Analysis

Revenues

During the years ended December 31, 2019 and December 31, 2018 we generated no revenues, respectively. During the quarter ended September 30, 2020 and September 30, 2019 we generated $87,397 and $0 of revenue, respectively.

Operating Expenses

Direct cost of revenues during the year ended December 31, 2019 and December 31, 2018 amounted to $0.

For the quarter ended September 30, 2020 direct costs of revenue was $64,929 compared to $0 for the quarter ended September 30, 2019.

Net Loss

As a result of the foregoing, during the year ended December 31, 2019, we recorded a net loss of $312,684 compared to net loss of $430,995 for the year ended December 31, 2018.

Our net loss for the quarter ended September 30, 2020 was $613,270 compared to net income of $273,666 for the quarter ended September 30, 2019.

Operating Activities

During the year ended December 31, 2019, we used $510,703 in operating activities. During the year ended December 31, 2018, we used $133,97 of cash in operating activities.

For the quarter ended September 30, 2020, we used $542,310 in operating activities as compared to $41,974 for the quarter ended September 30, 2019.

Investing Activities

For the year ended December 31, 2019 and December 31, 2018 we used no cash in investing activities.

During the quarter ended September 30, 2020 we used $1,155,000 in investing activities and we used no cash in investing activities for the quarter ended September 30, 2019.

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Financing Activities

During the year ended December 31, 2019, financing activities provided $510,924 primarily through issuance of common stock. For the year ended December 31, 2018 financing activities generated $73,800 from the issuance of notes payable.

For the quarter ended September 30, 2020 financing activities provided $48,875 primarily through the issuance of common stock as compared to $45,000 for the quarter ended September 30, 2019.

Going Concern

The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's significant estimates and assumptions include the fair value of the Company's common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company's deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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SUN KISSED INDUSTRIES, INC.

______

Glossary

GMV

Gross merchandise value (“GMV”) represents the total amount paid for goods across our online marketplace in a given period. We do not reduce GMV to reflect product returns or order cancellations. GMV includes amounts paid for our inventory net of platform-wide discounts and excludes the effect of certain buyer incentives, shipping fees and sales tax. Buyer incentives consist of coupons or promotions that offer credits in connection with purchases on our platform. We believe this is the primary measure of the scale and growth of our online marketplace and the key indicator of the health of our sales ecosystem. We monitor trends in GMV to inform budgeting and operational decisions to support and promote growth in our business and to monitor our success in adapting our business to meet the needs of our sellers and buyers. While GMV is the primary driver of our revenue, it is not a proxy for revenue or revenue growth.

NMV

Net merchandise value (“NMV”) represents the value of sales of our inventory net of platform-wide discounts less product returns and order cancellations and does not take into account the effect of certain buyer incentives, shipping fees and sales tax. We believe NMV is a supplemental measure of the scale and growth of our online marketplace. Like GMV, NMV is not a proxy for revenue or revenue growth.

Number of Orders

Number of orders means the total number of orders placed across our online marketplace in a given period. We do not reduce number of orders to reflect product returns or order cancellations.

Active Buyers

Active buyers include buyers who purchased goods through our online marketplace during the 12 months ended on the last day of the period presented, irrespective of returns or cancellations. We believe this metric reflects scale, brand awareness, buyer acquisition and engagement.

Average Order Value (“AOV”)

Average order value (“AOV”) means the average value of all orders placed across our online marketplace, excluding shipping fees and sales taxes. Our focus on luxury goods across multiple categories drives a consistently high AOV. Our AOV reflects both the average price of items sold as well as the number of items per order. Our high AOV is a key driver of our operating leverage.

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Business

______

Summary

Sun Kissed Industries, Inc., also known as SKDI, is focused on becoming a premier luxury good retail company.

Preliminary Statements Regarding the COVID-19 Pandemic

As of the date of this Offering Circular, there exist significant uncertainties regarding the current novel Coronavirus (COVID-19) pandemic, including the scope of health issues, the possible duration of the pandemic and the extent of local and worldwide social, political and economic disruption it may cause in the future.

To date, the COVID-19 pandemic has had a discernable short-term negative impact on the ability of our company to obtain capital needed to accelerate the development of our business.

With respect to our business operations, while our product sales have sustained since the initial impact of the COVID-19 pandemic, we believe the COVID-19 pandemic has had a discernable short-term negative impact on our product sales, inasmuch as we have been limited in face-to-face sales meetings with respect to our products. We are unable to predict when such limitations will ease.

Overall, our company is not of a size that has required us to implement “company-wide” policies in response to the COVID-19 pandemic. However, as the states continue to re-open, re-close, then re-open their economies, the scope and nature of the impacts of COVID-19 on our company will evolve day-by-day, week-by-week.

The COVID-19 pandemic can be expected to continue to result in regional and local quarantines, labor stoppages and shortages, changes in consumer purchasing patterns, mandatory or elective shut-downs of retail locations, disruptions to supply chains, including the inability of our suppliers to deliver materials on a timely basis, or at all, severe market volatility, liquidity disruptions and overall economic instability. It can be further expected that the COVID-19 pandemic will continue to have unpredictably adverse impacts on our business, financial condition and results of operations. This situation is changing rapidly and additional impacts may arise of which we are not currently aware.

We intend to continue to assess the evolving impact of the COVID-19 pandemic, not only on our company, but on the operations of our customers, consumers and supply chains, and intend to make adjustments accordingly. However, the extent to which the COVID-19 pandemic may impact our business, financial condition and results of operations will depend on how the COVID-19 pandemic and its impact continues to impact the United States and, to a lesser extent, the rest of the world, all of which remains highly uncertain and cannot be predicted at this time.

In light of these uncertainties, for purposes of the discussion below, except where otherwise indicated, the descriptions of our business, our strategies, our risk factors and any other forward-looking statements, including regarding us, our business and the market generally, do not reflect the potential impact of the COVID-19 pandemic or our responses thereto.

Corporate Information

The Company’s corporate office is located at 2485 E Sunrise Blvd, 201A, Fort Lauderdale, FL 33304; its telephone number is 954-655-9794; and its email address is info@sunkissedindustries.com.

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Corporate History

The Company, sometimes referred to herein as “we,” “us,” “our,” and the “Company” and/or “Sun Kissed Industries” was incorporated on July 1, 1981, under the laws of the State of Delaware as Multi-Tech Corporation (“MTC”). MTC originally authorized 1,000 shares of common stock (par value $0.01). On January 5, 1982, MTC amended its Certificate of Incorporation to increase the authorized shares of common stock of the Company to 5,000,000 shares (par value $0.01). On December 6, 1983, MTC amended its Certificate of Incorporation to increase the authorized shares of common stock of the Company to 15,000,000 shares (par value $0.01).

The Company changed its name to DNA Dynamics, Inc. (“DNAD”) on May 16, 2006. On August 4, 2008, DNAD amended its Certificate of Incorporation to increase the authorized shares of the Company to 200,000,000 shares (par value $0.0001). On December 16, 2010, DNAD amended its Certificate of Incorporation to increase the authorized shares of common stock of the Company to 950,000,000 shares (par value $0.001) and preferred shares to 20,000,000 (par value $0.001). On March 28, 2011, DNAD amended its Certificate of Incorporation to change the authorized shares of common stock of the Company to 350,000,000 shares (par value $0.001) and preferred shares to 20,000,000 (par value $0.001).

On January 17, 2018, DNAD filed a restated Certificate of Incorporation with the Delaware Secretary of State changing the Company’s authorized shares of common stock to 5,000,000,000 (par value $0.00001) and preferred shares to 12,000,000 (par value $0.00001). On April 13, 2018, DNAD changed its domicile from Delaware to Wyoming.

On April 24, 2019, a majority of the shareholders, on recommendation of the Board of Directors, voted to change its name to “Sun Kissed Industries, Inc.” The shareholders also granted the Board of Directors authority to implement a reverse stock split of the Common Stock of the Company at a ratio of 8000:1.

On August 21, 2020, SKDI filed the Articles of Amendment changing the Company’s authorized shares of common stock to 1,500,000,000 (par value $0.0001) and preferred shares to 12,000,000 (par value $0.0001),

On October 5, 2020, there occurred a change in control of the Company, whereby Mr. Joseph Ladin, the sole shareholder of SFL Maven, Inc. (“SFLM”) entered into Acquisition Agreement with the Company whereby the Company acquired Joseph Ladin’s 100 shares of SFLM in exchange for 300,000,000 shares of the Company’s common stock. SFLM became a wholly owned subsidiary of the Company and Joseph Ladin became the Chief Executive Officer, President and sole Director of the Company. Mr. Ladin also received 10,000,000 shares of the Company’s Series A Preferred Shares representing voting control of our company from Carl Grant our former sole officer and director. In conjunction with the change-in-control transaction, Mr. Grant resigned as CEO and Director of our company. Mr. Ladin, an experienced luxury retail businessman, now serves as our sole director and officer.

Following the change-in-control transaction, our Board of Directors decided to sell its wholly owned subsidiaries Numuni, Inc. and Product Supply, Inc.

Overview

Acquisition Agreement

On October 5, 2020, the sole shareholder of SFL Maven, Inc. (“SFLM”) entered into Acquisition Agreement with the Company whereby the Company acquired Joseph Ladin’s 100 shares of SFLM in exchange for 300,000,000 shares of the Company’s common stock. SFLM became a wholly owned subsidiary of the Company and Joseph Ladin became the Chief Executive Officer, President and sole Director of the Company. Mr. Ladin also received 10,000,000 shares of the Company’s Series A Preferred Shares representing voting control of our company from Carl Grant our former sole officer and director. In conjunction with the change-in-control transaction, Mr. Grant resigned as CEO and Director of our company. Mr. Ladin, an experienced luxury retail businessman, now serves as our sole director and officer.

Unwind Agreement

On September 25, 2020, the Company and Numuni, Inc., (“Numuni”), a wholly owned subsidiary of the Company entered into a confidential Unwind Agreement to the Numuni Acquisition Agreement between the parties dated June 18, 2020 in which Numuni became a wholly-owned subsidiary of the Company. As a result of the Unwind Agreement, Numuni was no longer a subsidiary of the Company and Robert and Sylvia Reynold returned 81,386,510 shares of Company common shares to the Company. Carl Grant Reynold returned 8,067,001 shares of Company common shares to the Company.

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Recent Changes: Business Plan and Management

On October 5, 2020, there occurred a change in control of our company, whereby Mr. Joseph Ladin, the sole shareholder of SFL Maven, Inc. (“SFLM”) entered into Acquisition Agreement with the Company whereby the Company acquired Joseph Ladin’s 100 shares of SFLM in exchange for 300,000,000 shares of the Company’s common stock. SFLM became a wholly owned subsidiary of the Company and Joseph Ladin became the Chief Executive Officer, President and sole Director of the Company. Mr. Ladin also received 10,000,000 shares of the Company’s Series A Preferred Shares representing voting control of our company from Carl Grant our former sole officer and director. In conjunction with the change-in-control transaction, Mr. Grant resigned as CEO and Director of our company. Mr. Ladin, an experienced luxury retail businessman, now serves as our sole director and officer.

Following the change-in-control transaction, our Board of Directors decided to sell its wholly owned subsidiaries Numuni, Inc. and Product Supply, Inc.

Overview

SFL Maven, Inc. (“SFLM”), the Company’s wholly owned subsidiary, is one the world’s largest online marketplaces for authenticated luxury goods. Through the Company’s wholly-owned subsidiary, SFLM, we host auctions using eBay’s auction technology (“eBay Auctions”). The Company is revolutionizing luxury resale by providing an end-to-end service that unlocks supply from luxury good sellers and creates a trusted, curated online marketplace for buyers globally. Over the past seventeen years, SFLM has cultivated a loyal and engaged seller and buyer base through continuous investment in our logistics infrastructure and relationship development. We aggregate and curate unique, pre-owned luxury supply across multiple categories, including women’s, men’s and children’s jewelry and watches. We have built a vibrant online marketplace that is hosted on eBay. We believe our platform expands the overall luxury market, promotes the recirculation of luxury goods and contributes to a more sustainable world.

We believe that our business relationship with eBay creates synergy for both companies, which share a common vision of setting the standards for Internet auctions. eBay has set the standard for auctions with unparalleled acceptance levels, user base and transaction volume. We are committed to accomplishing similar goals in the hosting of auctions over the Internet and have demonstrated a complementary commitment to this objective. We believe that our relationship with eBay will help us attain these goals.

The existing luxury resale market is outdated, fragmented, difficult to access and laden with counterfeit goods. Primarily due to these challenges, a vast quantity of resale luxury goods languishes in homes, and buyers can be hesitant to purchase pre-owned luxury goods. We are transforming the luxury resale experience by addressing these challenges.

•	We provide a seamless sales experience enabled by eBay’s technology platform and our data. We leverage eBay’s technology and our data analytics to provide world-class service, making sales easy, convenient, reliable and fast. As a result, we unlock luxury supply from first-time sellers, consignment sellers and convert sellers who typically sell at local brick-and-mortar shops to our online marketplace and drive high repeat sales rates. We leverage data from thousands of previous transactions and current market data to optimize pricing and sales velocity for our customers.

•	We offer buyers a vast, yet curated supply of pre-owned luxury goods and instill trust in the buying process. We build trust in our buyer base by thoroughly inspecting the quality and condition of every item and putting every item through our authentication process. This trust drives repeat purchases from our buyer base and instills confidence in first-time buyers to purchase pre-owned luxury goods.

A strong network effect drives the growth of our online marketplace. As we bring more sellers onto our eBay platform, we unlock more high-quality, luxury supply, which increases our merchandise assortment and attracts more buyers. In addition, a meaningful share of our sellers become buyers and vice versa, which creates a differentiated flywheel that enhances the network effect of our online marketplace.

Currently, approximately 93.5% of our inventory is sourced directly from sellers selling directly to the Company. Approximately 6.5% of our inventory is sold on consignment, where goods are entrusted to the Company to sell on behalf of the consignment seller. We typically receive a percentage of the revenue from consignment sales in the form of a commission.

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Unique Service Model to Unlock Pre-owned Luxury Supply

By making transactions easy, convenient, reliable and fast, we are able to unlock a vast quantity of desirable, high-quality, pre-owned luxury goods. Our sales professionals remove friction from the transaction process and build lasting relationships with our customers. In 2019, approximately 65% of our GMV came from repeat sellers. Our unique service model incentivizes consumers to buy and sell by making the process easy.

Exclusive, Authenticated Pre-owned Luxury Supply Drives Demand

We make it easy for buyers to shop our vast, yet curated selection of authenticated, pre-owned luxury goods. As we continue to unlock exclusive luxury supply, we expect to attract new buyers and drive repeat purchases from our existing buyers.

•	We offer a seamless buying experience. Buyers access our online marketplace through eBay, enabling them to purchase anytime, anywhere.

•	We build trust by putting every item through our authentication process. We continue to invest and innovate in authentication. We believe we have the most rigorous authentication process in the marketplace overseen by our highly trained brand experts. The impact of automation and technology has dramatically changed the authentication team’s day-to-day activities, allowing them to process more products per person while also expanding the depth of our authentication process, training and quality control procedures.

•	We provide access to unique, highly coveted and exclusive products. We provide buyers with access to a vast, yet curated selection of unique, authenticated, pre-owned luxury goods. In 2019, we sold goods bearing the brands of thousands of luxury and premium designers, including highly coveted items such as rare watches and handbags.

Authentication

We continue to invest and innovate in authentication. We believe we have the most rigorous authentication process in the marketplace. We employ gemologists and brand experts who collectively inspect hundreds of items each day. All items pass through a rigorous brand-specific authentication process before they are accepted for sale. This process includes inspecting the item for attributes such as appropriate brand markings, date codes, serial tags and hologram stickers. Our gemologists and authenticate and inspect our fine jewelry and watches. We have a zero-tolerance policy when it comes to counterfeit goods. Items that are deemed to be counterfeit are confiscated.

We offer a wide selection of authenticated, pre-owned luxury goods on our online marketplace bearing the brands of thousands of luxury and premium designers. The top-selling luxury designers on our online marketplace include Cartier, Gucci, Rolex, Tiffany & Co. OMEGA, Patek Philippe, van Cleef Arpels and David Yurman. We offer products across multiple categories including Antique and estate Jewelry women’s, men’s, kids’ jewelry and watches.

Seasonality

We have observed trends in seasonality of supply and demand in our business that we believe will continue. Specifically, our supply increases in the third and fourth quarters, and our demand increases in the fourth quarter. As a result of this seasonality, we typically see stronger AOV and more rapid sell-through in the fourth quarter. We also incur higher operating expenses in the last four months of the year as we increase advertising spend to attract buyers and sellers and increase headcount in sales and operations to handle the higher volumes.

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Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

Facilities

We occupy offices at 2485 E Sunrise Blvd, 201A, Fort Lauderdale, FL 33304. We are working to secure other facilities.

Employees

As of June 30, 2020, we had five full-time and two part-time employees including officers and directors. We believe that we have been successful in attracting experienced and capable personnel. None of the employees is represented by a labor union. We believe that relations with these employees to be excellent.

Intellectual Property

We may rely on a combination of patent, trademark, copyright, and trade secret laws in the United States as well as confidentiality procedures and contractual provisions to protect our proprietary technology, databases, and our brand. Despite these reliances, we believe the following factors are more essential to establishing and maintaining a competitive advantage:

•	the technological skills of our service operations and research and development teams;

•	the expertise and knowledge of our service operations and research and development teams;

•	the real-time connectivity of our service offerings;

•	the continued expansion of our proprietary technology; and

•	a continued focus on the improved financial results of our clients.

We have a policy of requiring key employees and consultants to execute confidentiality agreements upon the commencement of an employment or consulting relationship with us. Our employee agreements also require relevant employees to assign to us all rights to any inventions made or conceived during their employment with us. In addition, we have a policy of requiring individuals and entities with which we discuss potential business relationships to sign non-disclosure agreements.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury caused by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

39

MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of September 30, 2020:

Name and Principal Position	Age	Term of Office	Approximate hours per week
Joseph Ladin, Chief Executive Officer and Director	44	January 2021 to January 2023	50

Joseph Ladin – CEO and Director

Mr. Ladin is a highly accomplished, result-driven Entrepreneur with more than 17 years of business experience, including extensive work in luxury goods sales. Mr. Ladin founded SFL Maven Inc. (“SFL Maven”) in 2003 in Fort Lauderdale, Florida. Mr. Ladin graduated from the University of Florida with a degree in sociology and business.

SFL Maven originally focused on selling art, antiques and silver jewelry. Mr. Ladin quickly pivoted the business to focus on sales of luxury goods such as jewelry and watches primarily on eBay.com (“eBay”). Mr. Ladin has made SFL Maven into a top rated eBay Power Seller every year since 2005. SFL Maven has sterling reputation with a 99.9% positive feedback rating on eBay. Over 17 years, SFL Maven has sold over 122 million dollars of luxury goods on eBay.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred,  suspended or otherwise limited such person’s involvement in any type of business, securities,  commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

40

EXECUTIVE COMPENSATION

______

Employment Agreements

On September 30, 2020, Mr. Ladin entered into an employment agreement with the Company for a term of two years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. Mr. Ladin will receive an annual base salary of $50,000.00.

The employment agreement provides that Mr. Ladin shall receive a salary determined by the Board of Directors commensurate with the development of the Company. Each employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company for the period ended December 31, 2019:

Name and Principal Position	Cash Compensation	Annual Bonus Available	Other Compensation	Total Compensation

Joseph Ladin, CEO, President and Director	$0.00			$0.00
Carl Grant, Former CEO, President and Director[1]	$90,000.00			$90,000.00
Total	$0.00			$90,000.00

______________________

[1] Carl Grant resigned as CEO, President and Director of the Company in 2020.

41

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

______

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $10,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Series A Preferred Stock Issuances to Directors

On October 5, 2020, the Company issued the following shares of Series A Preferred Stock to related parties:

On October 5, 2020, the Company consummated the Acquisition Agreement with SFL Maven, Inc. (“SFLM”) whereby Joseph Ladin received 10,000,000 shares of the Company’s Series A Preferred Shares representing voting control of the Company.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Employment Agreements

Our officer and director has entered into an employment agreements with the Company for a term of two years. Pursuant to this employment agreement, he has agreed to devote a substantial portion of their business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. The employee may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreement also contains covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Legal/Disciplinary History

None of Sun Kissed Industries, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of Sun Kissed Industries, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

42

None of Sun Kissed Industries, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of Sun Kissed Industries, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

43

PRINCIPAL STOCKHOLDERS

______

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of November 20, 2020 for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock. The percentage of beneficial ownership in the table below is based on 1,080,525,173 shares of common stock deemed to be outstanding as of November 20, 2020.

Name and Address	Preferred Stock Series A	Common Stock		Percentage of Common Stock Outstanding on October 9, 2020 (1)	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold (2)
Joseph Ladin (3)	10,000,000 (4)(5)	300,000,000	(3)	27.7	9.1
Cede & Co Fast Balance		434,978,391		40.2	13.2
Ilan Freeman		200,000,000		18.5	6.0
Total		934,978,391		86.4	28.3

(1) Based on a total of 1,080,525,173 shares of Common Stock outstanding as of November 22, 2020.

(2) Assumes all shares offered are sold.

(3) On October 19, 2020, Joseph Ladin received 300,000,000 shares of the Company’s Common Stock.

(4) On October 19, 2020, Joseph Ladin received 10,000,000 shares of the Company’s Preferred Series A Stock.

(5) The Series A Preferred Shares have voting rights, collectively, equal to 4 times the total voting rights at the time of a given vote.

Capitalization

Class of Stock	Par Value	Authorized	Outstanding as of November 20, 2020
Preferred Stock, Series A	0.0001	12,000,000	10,000,000
Common Stock	0.0001	5,000,000,000	1,080,525,173

44

DESCRIPTION OF SECURITIES

______

The Common Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 12,000,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, the Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Wyoming Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Company has no current plans to issue additional shares of any class of preferred stock other than those currently outstanding.

PREFERRED STOCK

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any for the call or redemption of the shares;

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

45

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Existing Preferred Stock

Designations, Preferences, Rights And Limitations

Of Series A Preferred Stock

Designation and Number of Shares. 12,000,000 shares of Series A Preferred Stock have been authorized with a $0.0001 par value per share (the “Series A Preferred Stock” or “Series A Preferred Shares “). There are 10,000,000 Series A Preferred Stock Outstanding.

Voting. The holders of Series A Preferred Shares shall be entitled to a right to vote, either together with holders of the Company’s common stock, or as a separate class of shares, on any matter upon which the shareholders of common stock of the Corporation may vote, including, but not limited to any resolutions purporting to vary any of their rights or create any class of capital stock ranking in priority to them or effect any reorganization which would disadvantage the Series A Preferred shares relative to the shares of the Company’s common stock.

Each share of Series A Preferred Stock shall have voting rights equal to four times the sum: a) all shares of Common stock issued and outstanding at the time of voting; plus b) the total number of votes of all other classes of preferred stock which are issued and outstanding at the time of voting; divided by the number of shares of Series A Preferred Stock issued and outstanding at the time of voting. In essence, the collective holdings of Series A Preferred stock shall have voting rights equal to 80% of all voting rights at any given time.

Dividends. The holders of Series A Preferred Shares shall not be entitled to receive dividends, whether in cash, property or in securities of the Company.

Conversion Rights. The Series A Preferred Stock is not convertible into common stock.

Liquidation Rights. Holders of Series A Preferred stock shall not be entitled to any assets of the Company in the event of a liquidation, dissolution or winding up of the corporation.

DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

46

SECURITIES OFFERED

______

Current Offering

Sun Kissed Industries, Inc. (“Sun Kissed Industries, Inc.,” “We,” or the “Company”) is offering up to $11,000,000 total of Securities, consisting of Common Stock, $0.0001 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, $0.0001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Limitations on Liability and Indemnification of Officers and Directors

Wyoming law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Wyoming law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Wyoming law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

Our transfer agent is Colonial Stock Transfer Company, Inc., 66 Exchange Place, Salt Lake City, UT 84111, Phone: (801) 355-5740. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

47

SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or

•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Donnell E. Suares, Esq. of Brooklyn, N.Y.

EXPERTS

______

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been prepared by management and have not been reviewed by an independent accountant.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

48

SUN KISSED INDUSTRIES, INC.

(formerly DNA Dynamics, Inc.)

F-1

SUN KISSED INDUSTRIES, INC.

(formerly DNA Dynamics, Inc.)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30	September 30,
	2020	2019
ASSETS
CURRENT ASSETS

Cash and cash equivalents	$13,624	$3,425
Accounts Receivable	3,037	–
Inventory	141,170	–

Total Current Assets	157,831	3,425

OTHER ASSETS

Fixed assets	10,534	–
Security deposits	12,909	–
Intangible assets, net	11,350	128,671
Prepaid assets	16,801	–
Goodwill	1,510,151	64,629

Total Other Assets	1,561,745	193,300

TOTAL ASSETS	$1,719,576	$196,725

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$202,114	$149,316
Accrued expenses	248,000	198,000
Accrued interest		–
Due to Numuni		–
Other liabilities		–
Payroll taxes payable	5,393	–
PGI stock subscription		–
Sales taxes payable	2,985	–
Revolving credit payable	16,453	–
Loans payable - related party	81,009	–
Notes payable	903,129	737,079

Total Current Liabilities	1,459,083	1,084,395

TOTAL LIABILITIES	1,459,083	1,084,395

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.0001 par value; 12,000,000 shares authorized
Preferred stock designated, Series A, $0.0001 par value,
10,000,000 and 10,000,000 shares issued and outstanding, respectively	1,000	1,000
Preferred stock designated, Series B, $0.0001 par value,
1,000,000 and 1,000,000 shares issued and outstanding, respectively	100	100
Common stock, $0.0001 par value; 1,200,000,000 shares authorized,
1,068,025,173 and 351,245,173 shares issued and outstanding, respectively	121,809	35,132
Additional paid-in capital	3,246,184	859,186
Accumulated deficit	(3,108,600)	(1,783,088)

Total Stockholders' Equity (Deficit)	260,493	(887,670)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,719,576	$196,725

The accompanying notes are an integral part of these unaudited financial statements

F-2

SUN KISSED INDUSTRIES, INC.

(formerly DNA Dynamics, Inc.)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended	For three months ended
	September 30, 2020	September 30, 2019

NET REVENUES	$87,397	$–

Cost of Goods Sold	64,929	–

GROSS PROFIT	22,468	–

OPERATING EXPENSES

Professional and consulting fees	115,868	132,500
General and administrative	490,706	97,474

Total Operating Expenses	606,574	229,974

LOSS FROM OPERATIONS	(584,106)	(229,974)

OTHER INCOME (EXPENSES)

Amortization expense	(26,629)	(33,021)
Interest expense	(2,535)	(10,671)

Total Other Income (Expenses)	(29,164)	(43,692)

NET LOSS BEFORE INCOME TAXES	(613,270)	(273,666)

NET LOSS	$(613,270)	$(273,666)

The accompanying notes are an integral part of these unaudited financial statements

F-3

SUN KISSED INDUSTRIES, INC.

(formerly DNA Dynamics, Inc.)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(Unaudited)

	Series A		Series B						Total
	Preferred Stock		Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, January 1, 2018	10,000,000	$1,000	1,000,000	$100	1,149,533	$115	$219,123	$(836,575)	$(616,237)

Common stock returned to treasury	–	–	–	–	(625,000)	(63)	63	–	–

Conversion of notes payable and accrued interest	–	–	–	–	118,548	12	345,873	–	345,885

Net loss for the year ended December 31, 2017	–	–	–	–	–	–	–	(430,995)	(430,995)

Balance, December 31, 2018	10,000,000	$1,000	1,000,000	$100	643,081	$64	$565,059	$(1,267,570)	$(701,347)

Conversion of notes payable and accrued interest	–	–	–	–	391,306	39	284,156	–	284,195

Common stock issued for services	–	–	–	–	500,000,000	50,000	–	–	50,000

Common stock issued					43,780,000	$4,378	$214,522	–	218,900

Conversion of notes payable and accrued interest	–	–	–	–	285,453	$29	$9,971	–	10,000

Cancellation of common stock	–	–	–	–	(74,667)	–	–	–	–
								–	–
Net loss for the year ended December 31, 2019	–	–	–	–	–	–	–	(312,684)	(312,684)

Balance, December 31, 2019	10,000,000	$1,000	1,000,000	$100	545,025,173	$54,510	$1,073,708	$(1,580,254)	$(450,933)

Common stock issued	–	–	–	–	50,500,000	5,050	176,400	–	181,450
Common stock issued for acquisition	–	–	–	–	200,000,000	20,000	1,036,550	–	1,056,550
Net loss for the three months ended March 31, 2020	–	–	–	–	–	–	–	(286,696)	(286,696)

Balance, March 31, 2020	10,000,000	$1,000	1,000,000	$100	795,525,173	$79,560	$2,286,658	$(1,866,950)	$500,368

Issuance of common stock issued for acquisition	–	–	–	–	95,000,000	9,500	940,500	–	950,000

Issuance of common stock - reg a					185,000,000	18,500	721,500		740,000

Adjustment for acquisitions							690,477		690,477

Stock cancellation					(150,000,000)

Net loss for the three months ended, June 30, 2020								(1,124,985)	(1,124,985)

Balance, June 30, 2020	10,000,000	$1,000	1,000,000	$100	925,525,173	$107,560	$4,639,135	$(2,991,935)	$1,789,985

Issuance of common stock - reg a					142,500,000	$14,250	$555,750		$570,000

Adjustments for subsidiaries							$(1,948,701)		$(1,948,701)

Net loss for the quarter ended, September 30, 2020	–	–	–			–	–	$(116,665)	$(116,665)

Balance, September 30, 2020	10,000,000	$1,000	1,000,000	$100	1,068,025,173	$121,810	$3,246,184	$(3,108,600)	$260,493

The accompanying notes are an integral part of these unaudited financial statements

F-4

SUN KISSED INDUSTRIES, INC.

(formerly DNA Dynamics, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three months ended	For the three months ended
	September 30, 2020	September 30, 2019

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(613,270)	$(273,666)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization expense	79,555	33,021
Changes in operating assets and liabilities:
Accounts payable	9,463	–
Accrued expenses	14,919	198,671
Interest expense	2,451	–
Payroll taxes	(27,683)	–
Sales taxes	3,403	–
Inventory	(11,148)	–
		–
Net Cash Provided (Used) by Operating Activities	(542,310)	(41,974)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in subsidiary	(1,155,000)	–

Net cash used by Investing Activities	(1,155,000)	–

CASH FLOWS FROM FINANCING ACTIVITIES

Payments on notes payable	–	35,000
Notes payable	20,000	–
Common stock issued	28,875	29
Additional paid in capital	1,677,598	9,971

Net Cash Provided by Financing Activities	1,726,473	45,000

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	29,163	3,026

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	(15,539)	399

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$13,624	$3,425

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:
Interest	$–	$–
Income taxes	$–	$–

The accompanying notes are an integral part of these unaudited financial statements

F-5

SUN KISSED INDUSTRIES, INC.
(formerly DNA Dynamics, Inc.)
Notes to the Financial Statements (Unaudited)
September 30, 2020

Note 1 – Organization and Description of Business

DNA Dynamics, Inc. (the “Company”) develops and publishes a portfolio of action/adventure and casual games designed to appeal to a broad cross section of the users of smartphones and tablet devices who purchase our games through direct-to-consumer digital storefronts as well as users of feature phones served by wireless carriers and other distributors. We create games based on our own original brands and intellectual property as well as third-party licensed brands. Our original games based on our own intellectual property include Margot's Word Games, Jigsawium, Chess Crusades, and Legacy: Mystery Mansion. We currently have one game being published by a third party, Codermasters, Software Ltd based on their intellectual property, Dizzy: POTY (Prince of the Yolk Folk). Our licensed games include Warheads Medieval Tales and, Naked Gun: ICUP. Our work for hire team recently produced a major iPad Port from an internationally recognized brand.

Effective June 3, 2019, the Company changed its name to Sun Kissed Industries, Inc. and effectuated a 1 share for 8,000 shares reverse stock split which reduced the number of outstanding shares of common stock. See Note 8.

On May 18, 2020 the Company purchased Numuni Inc. The purchase price was $1,000,000 paid with 95,000,000 shares of Sun Kissed common stock valued at $0.01, and a $50,000 note payable over a 12 month period with an interest rate of 8%. A further investment was made in the amount of $50,000. As part of the agreement the Company will provide additional funding with a minimum of $500,000 and up to an additional $1,200,000 in cash or cash equivalents within 18 months of closing with the Company aiming to invest a minimum of $50,000 per month.

In January 2020, Sun Kissed Industries acquired Products Group Inc., DBA Hakuna Supply. Products Supply Group, Inc., DBA as Hakuna Supply, is a subsidiary of Sun Kissed Industries. Based out of Thousand Oaks, CA, they operate out of a 3500 square foot warehouse, office and retails space selling CBD infused teas, coffees and other ancillary products.

Note 2 – Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The following policies are considered to be significant.

Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a calendar year-end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. Cash and cash equivalents at December, 2019 and December 31, 2018 were $-0- and $-0-, respectively.

F-6

Revenue Recognition

Product sales were solely derived from the sale of games developed by the Company. The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured, which is typically after receipt of payment and delivery, net of any credit card charge-backs and refunds. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising Costs

Advertising costs, which were not material for the periods presented, are expensed as incurred.

Stock Based Compensation

The Company accounts for its stock based compensation using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Note 3 - Going Concern

As shown in the accompanying financial statements, the Company has incurred continuous losses from operations, has an accumulated deficit of $3,108,600, has working capital of $260,493 and has cash on hand of $13,624 as of September 30, 2020. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations through debt or equity investments. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Prepaid asset

On November 5, 2018, the Company issued a promissory note in the principal amount of $45,000. The note contained an original issue discount of $7,500. Attorney fees of $10,000 were also paid from the proceeds of the note. The remaining $27,500 was recorded as a prepaid asset as of December 31, 2018. During the six months ended June 30, 2019, $25,000 was received and attorney fees of $2,500 were expensed as part of the promissory note, reducing the prepaid asset amount to $-0- as of September 30, 2019.

F-7

Note 5 – Intangible Assets

Intangible assets consist of intellectual property on the games and technology developed by the Company. These are all games that are released for the Android or the Apple platforms. The original values of the intangible assets of $896,950 are being amortized at a rate of 15% per year. During the quarter ended September 30, 2020, the Company recorded amortization expense of $26,629.

Note 6 – Goodwill

On April 12, 2011, the Company acquired Slam Productions Limited (“Slam”). Slam creates games and apps for mobile devices and handheld consoles using a proprietary Rapid Application Development tool. Slam has created over 15 games across 7 platforms in 3 years including some large TV brands and IP. Upon the acquisition of Slam, the Company recorded goodwill in the amount of $64,629. The Company analyzes goodwill at each reporting period to determine if an adjustment should be made for impairment.

In January 2020, Sun Kissed Industries acquired Products Group Inc., DBA Hakuna Supply. The Company recorded goodwill in the amount of $1,445,522. The Company analyzes goodwill at each reporting period to determine if an adjustment should be made for impairment.

Note 7 – Notes Payable

Notes payable consist of the following at September 30, 2020

September 30,
2020
Issued to David Lovatt, originated June 2011, unsecured $4,970 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended March 31, 2019, the note was sold to a third party and converted into common stock.	$–
Issued to David Lovatt, originated March 9, 2011, unsecured $4,975 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended March 31, 2019, the note was sold to a third party and converted into common stock.	–
Issued to David Lovatt, originated August 23, 2011, unsecured $20,000 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended December 31, 2018, the note was sold to a third party and converted into common stock.	–
Issued to David Lovatt, originated October 13, 2011, unsecured $37,238 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the quarter ended March 31, 2018, $15,000 of the note was sold to a third party and converted into common stock. During the three months ended December 31, 2018, the remainder of the note was sold to a third party and converted into common stock.	–
Issued to Steven Mellner, originated November 7, 2011, unsecured $14,000 promissory note, which carries a 9% interest rate and matured on March 31, 2012. During the three months ended December 31, 2018, the note was sold to a third party and converted into common stock.	–

F-8

Issued to Louis Wolcowitz, originated November 17, 2011, unsecured $25,000 promissory note, which carries a 9% interest rate and matured on March 31, 2012. During the three months ended December 31, 2018, the note was sold to a third party and converted into common stock.	–
Issued to Lawrence Kolodny, originated December 1, 2011, unsecured $61,000 promissory note, which carries a 9% interest
rate and matured on March 31, 2012.	61,000
Issued to David Lovatt, originated April 16, 2012, unsecured $26,500 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended March 31, 2019, the note was sold to a third party and converted into common stock.	–
Issued to Elliott Polatoff, originated January 1, 2015, unsecured $77,702 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended March 31, 2019, the note was sold to a third party and $60,229 of the note was converted into common stock.	17,473
Issued to John D. Thomas, P.C., originated January 1, 2015, unsecured $219,544 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. Between November 1, 2017 and September 30, 2018, $62,827 of the note was sold to a third party and converted into common stock. During the nine months ended September 30, 2018, $84,000 of the note was converted into common stock. During the three months ended March 31, 2019, the remainder of the note was converted into common stock.	–
Issued to Ilan Freeman for the acquisition of Products Group, Inc. (“PGI”) The principal amount of the note is $150,000, carries an 8% interest rate and is due in two years. The note shall be repaid in 24 equal monthly payments. The note is secured by PGI shares and may be repaid at any time without penalty.	$150,000
Issued to Fidelis Capital, LLC, originated November 5, 2018, unsecured $45,000 convertible promissory note, which carries a 12% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) discount of the lowest closing price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date.	45,000
Issued to Essex Global. Essex Global is entitled, at its option, six (6) months after the Company’s receipt of the proceeds of the Note, to convert all or any lesser portion of the Outstanding Principal Amount and accrued but unpaid Interest into Common Stock at a conversion price equal to a price which is a 50% discount to the lowest trading price in the twenty-five (25) days prior to the day that the Holder requests conversion.	25,000
Note payable to an entity, non-interest bearing, due on demand	5,000
Notes Payable	305.473
Less: current maturities of notes payable	(305,473)
Long term convertible debenture	$–

F-9

Note 8 – Changes in Stockholders’ Equity (Deficit)

Authorized and Outstanding Shares, Common Stock

The Company is authorized to issue 1,200,000,000 shares of $0.0001 par value common stock. Effective June 3, 2019, the Company effectuated a 1 share for 8,000 shares reverse stock split which reduced the number of outstanding shares of common stock on that date from 8,274,272,122 to 1,034,285. All references to common stock have been adjusted to reflect the reverse stock split. As of June 30, 2020, the number of shares issued and outstanding were 925,525,173.

As of January 30, 2020 the Company reduced its authorized shares to 1,200,000,000.

Authorized and Outstanding Shares, Preferred Stock

The Company is authorized to issue 12,000,000 shares of $0.0001 par value preferred stock. As of September 30, 2019 and December 31, 2018, 10,000,000 shares of Series A Preferred Stock were issued and outstanding. As of June 30, 2019 and December 31, 2018, 1,000,000 shares of Series B Preferred Stock were issued and outstanding.

Common Stock Issuances for the Three Months Ending December 31, 2019

During the three months ended December 31, 2019, the Company issued 43,780,000 shares of common stock pursuant to the Company’s Regulation A.

On June 16, 2019, the Company issued 350,000,000 shares of common stock to the President of the

Company for services rendered. The stock was valued at $35,000 on the date of issuance.

On November 20, 2019, the Company issued 150,000,000 shares of common stock to the President of the Company for services rendered. The stock was valued at $15,000 on the date of issuance.

Common Stock Issuances for the Year Ended December 31, 2018

During the year ended December 31, 2018, the Company received and returned to treasury, 625,000 shares of common stock that had previously been issued for services rendered to the Company.

During the year ended December 31, 2018, the Company issued 118,548 shares of common stock for the conversion of notes payable and accrued interest in the amount of $345,885.

The company issued 95,000,000 common shares at a price of $0.01 to the shareholders’ of Numuni, Inc. as part of the purchase price.

During the three months ended June 30, 2020 the Company issued 185,000,000 common shares pursuant to its Regulation A filing. The Company also cancelled 150,000,000 common shares to Carl Grant.

During the three months ended September 30, 2020 the Company issued 142,500,000 shares pursuant to its Regulation A filing.

Note 9 – Assignment Agreement

During the quarter ended March 31, 2018, the Company finalized an Assignment Agreement whereby the Company has assigned its interest in a particular ATM Bitcoin patent to Bitcoin ATM Patent, LLC. The Agreement calls for a total payment of $312,500, with an initial deposit of $150,000 and the remaining $162,500 due on June 15, 2018. During the year ended December 31, 2018, the Company received $187,500 as payment on the agreement. This amount has been recorded as Other Income on the Statement of Operations for the year ended December 31, 2018. An additional $125,000 is still due to the Company.

Note 10 – Subsequent events

As of October 8, 2020, the Company has decided to divest its interest in Products Supply Group, Inc. DBA as Hakuna for $350,000.

The Company has also decided to divest its interest in Numuni. An exchange of shares between Numuni and the Company will take place in October 2020. The funds that have been advanced to Numuni will be converted into a long term interest free note for approximately $200,000.

F-10

SUN KISSED INDUSTRIES, INC.

(formerly DNA Dynamics, Inc.)

BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS

Cash and cash equivalents	$–	$–
Prepaid asset	25,000	27,500

Total Current Assets	25,000	27,500

OTHER ASSETS

Intangible assets, net	70,939	227,612
Goodwill	64,629	64,629

Total Other Assets	135,568	292,241

TOTAL ASSETS	$160,568	$319,741

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$149,316	$413,358
Accrued expenses	198,098	225,466
Notes payable	264,087	382,264

Total Current Liabilities	611,501	1,021,088

TOTAL LIABILITIES	611,501	1,021,088

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.0001 par value; 12,000,000 shares authorized
Preferred stock designated, Series A, $0.0001 par value, 10,000,000 and 10,000,000 shares issued and outstanding, respectively	1,000	1,000
Preferred stock designated, Series B, $0.0001 par value, 1,000,000 and 1,000,000 shares issued and outstanding, respectively	100	100
Common stock, $0.0001 par value; 10,000,000,000 shares authorized, 545,025,173 and 5,144,646,638 shares issued and outstanding, respectively	54,510	64
Additional paid-in capital	1,073,708	565,059
Accumulated deficit	(1,580,251)	(1,267,570)

Total Stockholders' Equity (Deficit)	(450,933)	(701,347)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$160,568	$319,741

The accompanying notes are an integral part of these unaudited financial statements

F-11

SUN KISSED INDUSTRIES, INC.

(formerly DNA Dynamics, Inc.)

STATEMENTS OF OPERATIONS

(Unaudited)

	For the Years Ended
	December 31,
	2019	2018
NET REVENUES	$–	$–

OPERATING EXPENSES
Professional and consulting fees	256,036	254,943
General and administrative	288,242	99,419
Total Operating Expenses	544,278	354,362

LOSS FROM OPERATIONS	(544,278)	(354,362)

OTHER INCOME (EXPENSES)
Gain on settlement of debt	705,262	–
Sale of patent	–	187,500
Amortization expense	(156,673)	(131,843)
Interest expense	(316,995)	(132,290)
Total Other Income (Expenses)	231,594	(76,633)

NET LOSS BEFORE INCOME TAXES	(312,684)	(430,995)
PROVISION FOR INCOME TAXES	–	–
NET LOSS	$(312,684)	$(430,995)

The accompanying notes are an integral part of these unaudited financial statements

F-12

SUN KISSED INDUSTRIES, INC.

(formerly DNA Dynamics, Inc.)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

(Unaudited)

	Series A		Series B				Additional		Total Stockholders’
	Preferred Stock		Preferred Stock		Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, January 1, 2018	10,000,000	$1,000	1,000,000	$100	1,149,533	$115	$219,123	$(836,575)	$(616,237)

Common stock returned to treasury	–	–	–	–	(625,000)	(63)	63	–	–

Conversion of notes payable and accrued interest	–	–	–	–	118,548	12	345,873	–	345,885

Net loss for the year ended December 31, 2017	–	–	–	–	–	–	–	(430,995)	(430,995)

Balance, December 31, 2018	10,000,000	$1,000	1,000,000	$100	643,081	$64	$565,059	$(1,267,570)	$(701,347)

Conversion of notes payable and accrued interest	–	–	–	–	391,306	39	284,156	–	284,195

Common stock issued for services	–	–	–	–	500,000,000	50,000	–	–	50,000

Common stock issued	–	–	–	–	43,780,000	$4,378	$214,522	–	218,900

Conversion of notes payable and accrued interest	–	–	–		285,453	$29	$9,971	–	10,000

Cancellation of common stock	–	–	–	–	(74,667)	–	–	–	–

Net loss for the year ended December 31, 2019	–	–	–	–	–	–	–	(312,684)	(312,684)

Balance, December 31, 2019	10,000,000	$1,000	1,000,000	$100	545,025,173	$54,510	$1,073,708	$(1,580,254)	$(450,933)

The accompanying notes are an integral part of these unaudited financial statements

F-13

SUN KISSED INDUSTRIES, INC.

(formerly DNA Dynamics, Inc.)

STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Years Ended
	December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(312,684)	$(430,995)
Adjustments to reconcile net loss to net cash
used by operating activities:
Amortization expense	156,673	131,843
Gain on settlement of debt	(458,662)	–
Changes in operating assets and liabilities:
Prepaid expenses	2,500	(27,500)
Accounts payable	(29,962)	45,526
Accrued expenses	131,432	147,329
Net Cash Provided (Used) by Operating Activities	(510,703)	(133,797)

CASH FLOWS FROM INVESTING ACTIVITIES	–	–

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on notes payable	(52,171)	73,800
Common stock issued	3,063	–
Preferred stock A issued	900	–
Preferred stock B issued	90	–
Additional paid in capital	559,042	–
Net Cash Provided by Financing Activities	510,924	73,800

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	221	(59,997)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	(221)	59,997

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$–	$–

SUPPLEMENTAL CASH FLOW INFORMATION
Cash Payments For:
Interest	$–	$–
Income taxes	$–	$–

The accompanying notes are an integral part of these unaudited financial statements

F-14

SUN KISSED INDUSTRIES, INC.

(formerly DNA Dynamics, Inc.)

Notes to the Financial Statements (Unaudited)

December 31, 2019

Note 1 – Organization and Description of Business

DNA Dynamics, Inc. (the “Company”) develops and publishes a portfolio of action/adventure and casual games designed to appeal to a broad cross section of the users of smartphones and tablet devices who purchase our games through direct-to-consumer digital storefronts as well as users of feature phones served by wireless carriers and other distributors. We create games based on our own original brands and intellectual property as well as third-party licensed brands. Our original games based on our own intellectual property include Margot's Word Games, Jigsawium, Chess Crusades, and Legacy: Mystery Mansion. We currently have one game being published by a third party, Codermasters, Software Ltd based on their intellectual property, Dizzy: POTY (Prince of the Yolk Folk). Our licensed games include Warheads Medieval Tales and, Naked Gun: ICUP. Our work for hire team recently produced a major iPad Port from an internationally recognized brand.

Effective June 3, 2019, the Company changed its name to Sun Kissed Industries, Inc. and effectuated a 1 share for 8,000 shares reverse stock split which reduced the number of outstanding shares of common stock. See Note 8.

Note 2 – Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity. The following policies are considered to be significant.

Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting. The Company has elected a calendar year-end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. Cash and cash equivalents at December, 2019 and December 31, 2018 were $-0- and $-0-, respectively.

F-15

Revenue Recognition

Product sales were solely derived from the sale of games developed by the Company. The Company recognizes revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured, which is typically after receipt of payment and delivery, net of any credit card charge-backs and refunds. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising Costs

Advertising costs, which were not material for the periods presented, are expensed as incurred.

Stock Based Compensation

The Company accounts for its stock based compensation using the fair value based method. Under this method, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. This guidance establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Note 3 - Going Concern

As shown in the accompanying financial statements, the Company has incurred continuous losses from operations, has an accumulated deficit of $1,805,054, has a negative working capital of $811,304 and has cash on hand of $-0- as of December 31, 2019, and has generated minimal revenues to date. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is currently seeking additional sources of capital to fund short term operations through debt or equity investments. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-16

Note 4 – Prepaid asset

On November 5, 2018, the Company issued a promissory note in the principal amount of $45,000. The note contained an original issue discount of $7,500. Attorney fees of $10,000 were also paid from the proceeds of the note. The remaining $27,500 was recorded as a prepaid asset as of December 31, 2018. During the six months ended June 30, 2019, $25,000 was received and attorney fees of $2,500 were expensed as part of the promissory note, reducing the prepaid asset amount to $-0- as of September 30, 2019.

Note 5 – Intangible Assets

Intangible assets consist of intellectual property on the games and technology developed by the Company. These are all games that are released for the Android or the Apple platforms. The original values of the intangible assets of $896,950 are being amortized at a rate of 15% per year. During the years ended December 31, 2019 and 2018, the Company recorded amortization expense of $156,673 and $131,843, respectively. As of September 30, 2019 and 2018, the Company had recorded a total of $826,010 and $603,416, respectively, in accumulated amortization.

Note 6 – Goodwill

On April 12, 2011, the Company acquired Slam Productions Limited (“Slam”). Slam creates games and apps for mobile devices and handheld consoles using a proprietary Rapid Application Development tool. Slam has created over 15 games across 7 platforms in 3 years including some large TV brands and IP. Upon the acquisition of Slam, the Company recorded goodwill in the amount of $64,629. The Company analyzes goodwill at each reporting period to determine if an adjustment should be made for impairment.

Note 7 – Notes Payable

Notes payable consist of the following at December 31, 2019 and December 31, 2018:

	December 31,	December 31,
	2019	2018
Issued to David Lovatt, originated June 2011, unsecured $4,970 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended March 31, 2019, the note was sold to a third party and converted into common stock.	$–	$4,970
Issued to David Lovatt, originated March 9, 2011, unsecured $4,975 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended March 31, 2019, the note was sold to a third party and converted into common stock.	–	4,975
Issued to David Lovatt, originated August 23, 2011, unsecured $20,000 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended December 31, 2018, the note was sold to a third party and converted into common stock.	–	–

F-17

Issued to David Lovatt, originated October 13, 2011, unsecured $37,238 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the quarter ended March 31, 2018, $15,000 of the note was sold to a third party and converted into common stock. During the three months ended December 31, 2018, the remainder of the note was sold to a third party and converted into common stock.	–	–
Issued to Steven Mellner, originated November 7, 2011, unsecured $14,000 promissory note, which carries a 9% interest rate and matured on March 31, 2012. During the three months ended December 31, 2018, the note was sold to a third party and converted into common stock.	–	–
Issued to Louis Wolcowitz, originated November 17, 2011, unsecured $25,000 promissory note, which carries a 9% interest rate and matured on March 31, 2012. During the three months ended December 31, 2018, the note was sold to a third party and converted into common stock.	–	–
Issued to Lawrence Kolodny, originated December 1, 2011, unsecured $61,000 promissory note, which carries a 9% interest rate and matured on March 31, 2012.	61,000	61,000
Issued to David Lovatt, originated April 16, 2012, unsecured $26,500 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended March 31, 2019, the note was sold to a third party and converted into common stock.	–	26,500
Issued to Elliott Polatoff, originated January 1, 2015, unsecured $77,702 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. During the three months ended March 31, 2019, the note was sold to a third party and $60,229 of the note was converted into common stock.	17,473	77,702
Issued to John D. Thomas, P.C., originated January 1, 2015, unsecured $219,544 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. Between November 1, 2017 and September 30, 2018, $62,827 of the note was sold to a third party and converted into common stock. During the nine months ended September 30, 2018, $84,000 of the note was converted into common stock. During the three months ended March 31, 2019, the remainder of the note was converted into common stock.	–	72,717
Issued to Green Light Developments, LLC, originated February 9, 2018, unsecured $69,700 convertible promissory note, which carries a 8% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	–	69,700
Issued to Green Light Developments, LLC, originated April 4, 2018, unsecured $1,600 convertible promissory note, which carries a 8% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	–	1,600

F-18

Issued to Green Light Developments, LLC, originated August 6, 2018, unsecured $10,000 convertible promissory note, which carries a 8% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	–	10,000
Issued to Green Light Developments, LLC, originated November 17, 2018, unsecured $6,100 convertible promissory note, which carries a 8% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date.	–	6,100
Issued to Fidelis Capital, LLC, originated November 5, 2018, unsecured $45,000 convertible promissory note, which carries a 12% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty percent (50%) discount of the lowest closing price of the Company’s common stock for the twenty five (25) trading days prior to the conversion date.	45,000	45,000
Issued to Green Light Developments, LLC, originated March 29, 2019, unsecured $82,220 convertible promissory note, which carries a 9% interest rate and is due on demand. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to fifty-eight percent (58%) discount of the lowest closing price of the Company’s common stock for the ten (10) trading days prior to the conversion date. This note was issued to satisfy accounts payable due to Green Light Developments, LLC for consulting services.	–	–
Issued to Essex Global. Essex Global is entitled, at its option, six (6) months after the Company’s receipt of the proceeds of the Note, to convert all or any lesser portion of the Outstanding Principal Amount and accrued but unpaid Interest into Common Stock at a conversion price equal to a price which is a 50% discount to the lowest trading price in the twenty- five (25) days prior to the day that the Holder requests conversion.	35,000	–

Note payable to an entity, non-interest bearing, due on demand	2,000	2,000

Notes Payable	160,473	382,264
Less: current maturities of notes payable	(160,473)	(382,264)
Long term convertible debenture	$–	$–

The Company recognized interest expense in the amount of $316,995 and $132,290 for the years ended December 31,, 2019 and 2018, respectively, related to the notes payable above. The increase in interest expense is due to default provisions included in the promissory note agreements.

On November 25, 2019, The Company settled outstanding interest on notes payable to Essex Global. The total amount of interest payable was $288,859. This amount was settled for $50,000. The Company made its first payment of $25,000 on November 25, 2019 with only $25,000 remaining.

In December 2019, All of the Company’s debt to Green Light Developments was forgiven. The amount including interest was $224,803. This amount was settled in full for no compensation or consideration.

F-19

Note 8 – Changes in Stockholders’ Equity (Deficit)

Authorized and Outstanding Shares, Common Stock

The Company is authorized to issue 10,000,000,000 shares of $0.0001 par value common stock. Effective June 3, 2019, the Company effectuated a 1 share for 8,000 shares reverse stock split which reduced the number of outstanding shares of common stock on that date from 8,274,272,122 to 1,034,285. All references to common stock have been adjusted to reflect the reverse stock split. As of December 31, 2019 and December 31, 2018, the number of shares issued and outstanding were 545,025,173 and 643,081, respectively.

As of January 30, 2020 the Company reduced its authorized shares to 1,200,000,000.

Authorized and Outstanding Shares, Preferred Stock

The Company is authorized to issue 12,000,000 shares of $0.0001 par value preferred stock. As of September 30, 2019 and December 31, 2018, 10,000,000 shares of Series A Preferred Stock were issued and outstanding. As of June 30, 2019 and December 31, 2018, 1,000,000 shares of Series B Preferred Stock were issued and outstanding.

Common Stock Issuances for the Three Months Ending December 31, 2019

During the three months ended December 31, 2019, the Company issued 43,780,000 shares of common stock pursuant to the Company’s Regulation A. On June 16, 2019, the Company issued 350,000,000 shares of common stock to the President of the Company for services rendered. The stock was valued at $35,000 on the date of issuance.

On November 20, 2019, the Company issued 150,000,000 shares of common stock to the President of the Company for services rendered. The stock was valued at $15,000 on the date of issuance.

Common Stock Issuances for the Year Ended December 31, 2018

During the year ended December 31, 2018, the Company received and returned to treasury, 625,000 shares of common stock that had previously been issued for services rendered to the Company.

During the year ended December 31, 2018, the Company issued 118,548 shares of common stock for the conversion of notes payable and accrued interest in the amount of $345,885.

Note 9 – Assignment Agreement

During the quarter ended March 31, 2018, the Company finalized an Assignment Agreement whereby the Company has assigned its interest in a particular ATM Bitcoin patent to Bitcoin ATM Patent, LLC. The Agreement calls for a total payment of $312,500, with an initial deposit of $150,000 and the remaining $162,500 due on June 15, 2018. During the year ended December 31, 2018, the Company received $187,500 as payment on the agreement. This amount has been recorded as Other Income on the Statement of Operations for the year ended December 31, 2018. An additional $125,000 is still due to the Company.

Note 10 – Subsequent Events

As of January 30, 2020, the Company reduced its authorized shares to 1,200,000,000.

F-20

UNAUDITED PROFORMA CONDENSED BALANCE SHEET

YEAR ENDED
December 31, 2019

	Sunkissed Industries, Inc.	SFL Maven, Inc.	Pro Forma Adjustments	Pro Forma Combined
ASSETS

CURRENT ASSETS
CASH	$–	$12,547	$–	$12,547
LOAN RECEIVABLE - OFFICER	–	–		–
INVENTORY		600,000	–	600,000
TOTAL CURRENT ASSETS	–	612,547	–	612,547
			–
PROPERTY AND EQUIPMENT
AUTOMOTIVE	–	55,251	–	55,251
OFFICE EQUIPMENT	–	3,710	–	3,710
LESS: ACCUMULATED DEPRECIATION	–	(58,961)	–	(58,961)

OTHER ASSETS
ADVANCED TO STOCKHOLDER	–	791,902	–	791,902
PREPAID EXPENSES	25,000	–	–	25,000
INTANGIBLE ASSETS, NET	70,939	–	–	70,939
GOODWILL	64,629	–	1,500,000	1,564,629
SECURITY DEPOSITS	–	1,547	–	1,547
TOTAL OTHER ASSETS	160,568	–	–	160,568

TOTAL ASSETS	$160,568	$1,405,996	$1,500,000	$3,066,564

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
ACCOUNTS PAYABLE	$149,316	$–	$–	$149,316
ACCRUED EXPENSES	198,098	–	–	198,098
CREDIT CARD PAYABLE - CHASE	–	59,568	–	59,568
LOAN PAYABLE - SWIFT FINANCIAL	–	50,914	–	50,914
LOAN PAYABLE - KABBAGE	–	88,000	–	88,000
LOAN PAYABLE - PAYPAL	–	–	–	–
PAYROLLTAXES PAYABLE	–	–	–	–
WITHHOLDING TAXES PAYABLE	–	–	–	–
SUTA TAX PAYABLE	–	–	–	–
SALES TAX PAYABLE	–	3,147	–	3,147
FUTA TAX PAYABLE	–	294	–	294
TOTAL CURRENT LIABILITIES	347,414	201,923	–	549,337

LONG-TERM LIABILITIES
LOAN PAYABLE - MABLE LADIN	–	–	–	–
LOAN PAYABLE - OTHER	–	1,703,000	–	1,703,000
NOTES PAYABLE	264,087	–	–	264,087
TOTAL LONG - TERM LIABILITIES	264,087	1,703,000	–	1,967,087

TOTAL LIABILITIES	611,501	1,904,923	–	2,516,424

STOCKHOLDERS' EQUITY
CAPITAL STOCK	55,610	3,371	30,000	88,981
PAID-IN-CAPITAL	1,073,708	36,500	1,470,000	2,580,208
DISTRIBUTIONS	–	–	–	–
ACCUMULATED DEFICIT	(1,580,251)	(538,798)	–	(2,119,049)
TOTAL STOCKHOLDERS' EQUITY	(450,933)	(498,927)	–	(949,860)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$160,568	$1,405,996	$1,500,000	$3,066,564

PF-1

UNAUDITED PROFORMA CONDENSED STATEMENT OF OPERATIONS

YEAR ENDED

December 31, 2019

	Sunkissed Industries, Inc.	SFL Maven, Inc.	Pro Forma Adjustments		Pro Forma Combined
SALES INCOME	$–	$–		$–	$–
CONSIGNMENT - BUY IT NOW	–	457,533		–	457,533
CONSIGNMENT - AUCTION	–	378,274		–	378,274
BUY IT NOW	–	128,372		–	128,372
AUCTION	–	11,873,081		–	11,873,081
TOTAL SALES	–	12,837,260		–	12,837,260
LESS: RETURNS & ALLOWANCE	–	(2,013,335)		–	(2,013,335)

TOTAL SALES	–	10,823,925		–	10,823,925
					–
COST OF GOOD SOLD					–
INVENTORY - BEGINNING	–	1,852,750		–	1,852,750
PURCHASE	–	–		–	–
CONSIGNMENT - BUY IT NOW	–	387,740		–	387,740
CONSIGNMENT - AUCTION	–	265,617		–	265,617
BUY IT NOW	–	85,518		–	85,518
AUCTION	–	7,812,928		–	7,812,928
TOTAL PURCHASES	–	8,551,803		–	8,551,803
PACKING & SHIPPING	–	762		–	762
POSTAGE & FREIGHT	–	208,239		–	208,239
JEWELRY REPAIR	–	30,952		–	30,952
CERTIFICATIONS	–	21,745		–	21,745
INVENTORY - BEGINNING	–	(600,000)		–	(600,000)

TOTAL COST OF GOODS SOLD	–	10,066,251		–	10,066,251

GROSS PROFIT
CONSIGNMENT - BUY IT NOW	–	69,793		–	69,793
CONSIGNMENT - AUCTION	–	112,657		–	112,657
BUY IT NOW	–	22,139		–	22,139
AUCTION	–	501,110		–	501,110
	–
GROSS PROFIT	–	757,674		–	757,674

OPERATING EXPENSES
ADVERTISING & PROMOTION	–	2,235		–	2,235
AUTO EXPENSES	–	16,941		–	16,941
BANK CHARGES	–	17,768		–	17,768
COMPUTER EXPENSES	–	1,089		–	1,089
CREDIT CARD FEES:	–	–		–	–
PAYMENT PROCESSING FEES:	–			–	–
EBAY PROCESSING FEES	–	46,447		–	46,447
PAYPAL PROCESSING FEES	–	179,336		–	179,336
TOTAL PAYMENT PROCESSING FEES	–	225,783		–	225,783
EBAY SELLING FEES	–	410,792		–	410,792
DONATIONS	–	–		–	–
DUES & SUBSCRIPTIONS	–	95		–	95
ENTERTAINMENT	–	4,362		–	4,362
GENERAL AND ADMINISTRATIVE	288,242	–		–	288,242
GIFT	–	–		–	–
INSURANCE	–	60,006		–	60,006
INTERNET	–	1,487		–	1,487
LICENSES & TAXES	–	214		–	214
MEETING & SEMINARS	–	895		–	895
OFFICE EXPENSES	–	11,196		–	11,196
PAYROLL TAXES	–	30,883		–	30,883
PROFESSIONAL FEES	–	7,806		–	7,806
RENT	–	19,206		–	19,206
REPAIRS & MAINTENANCE	–	–		–	–
SALARIES - OFFICERS	–	110,000		–	110,000
SALARIES - OFFICES	–	289,210		–	289,210
SECURITY & ALARM	–	35,691		–	35,691
TELEPHONE	–	4,231		–	4,231
TRAVEL	–	1,822		–	1,822
UTILITIES	–	619		–	619
WEB SITE	–	2,155		–	2,155
INTEREST EXPENSE	316,995	42,346		–	359,341

TOTAL OPERATING EXPENSES	605,237	1,296,823		–	1,902,060

OPERATING INCOME/(LOSS)	(605,237)	(539,158)		–	(1,144,395)

OTHER INCOME
SALES TAX DISCOUNT	–	360		–	360
GAIN ON SETTLEMENT OF DEBT	705,262	–		–	705,262
AMORTIZATION EXPENSE	156,673	–		–	156,673

TOTAL OTHER INCOME/(LOSS)	548,589	360			548,949

NET INCOME/(LOSS)	$(56,648)	$(538,798)	$		$(595,446)

PF-2

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1	Certificate of Incorporation

2.2	Certificate of Amendment

2.3	Certificate of Amendment

2.4	Certificate for Renewal and Revival of Charter

2.5	Certificate of Resignation of Registered Agent

2.6	Certificate for Renewal and Revival of Charter

2.7	Certificate of Amendment

2.8	Certificate for Renewal and Revival of Charter

2.9	Restated Certificate of Incorporation

2.10	Certificate of Amendment

2.11	Restated Certificate of Incorporation

2.12	Certificate of Re-Domestication to Wyoming

2.13	Foreign Profit Corporation Articles of Continuance

2.14	Articles of Amendment

2.15	Certificate of Merger of Domestic Corporation to Foreign Corporation

2.16	Articles of Amendment, Increase Authorized

2.17	Amended Certificate of Amendment dated December 14, 2020

2.18	By-Laws

3.1	Specimen Stock Certificate

4.1	Subscription Agreement

6.1	Employment Agreement of Joseph Ladin, dated January 1, 2021

7.1	Acquisition Agreement between Sun Kissed Industries, Inc. and SFL Maven, Inc. dated October 5, 2020

11.1	Consent of Donnell Suares (included in Exhibit 12.1)

12.1	Opinion of Donnell Suares

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on January 11, 2021.

(Exact name of issuer as specified in its charter): Sun Kissed Industries, Inc.

By (Signature and Title):	/s/ Joseph Ladin
Joseph Ladin Chief Executive Officer (Principal Executive Officer) and Director

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Joseph Ladin
Joseph Ladin
(Title):	Chief Executive Officer and Director

(Date):	January 11, 2021

SIGNATURES OF DIRECTORS:

/s/ Joseph Ladin	January 11, 2021
Joseph Ladin	Date

III-2